Exhibit 10.2

EXECUTION COPY

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

$1,250,000,000

8½% SENIOR SECURED NOTES DUE 2015

INDENTURE

Dated as of May 20, 2005

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

This INDENTURE dated as of May 20, 2005, is by and among Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership (the “Company”), Trump Entertainment Resorts Funding, Inc., a Delaware corporation (“TER Funding”) (the Company and TER Funding, each an “Issuer,” and together, the “Issuers”), each Guarantor (as defined herein) from time to time party hereto, and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

WHEREAS, pursuant to the second amended and restated joint plan of reorganization of THCR/LP Corporation and certain of its subsidiaries and affiliates, including the Issuers, dated as of March 30, 2005 (as amended, supplemented or modified from time to time, the “Plan”) in connection with the Cases (as defined herein), the Issuers have agreed to issue the Notes (as defined herein) on the terms and conditions set forth herein;

WHEREAS, the total principal amount of the Notes issued under this Indenture is $1.25 billion, of which $730 million (as defined herein, the “Qualified Portion”) is initially intended to qualify under the requirements of Section 465(b)(6) of the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder and $520 million is not intended to so qualify (as defined herein, the “Non-Qualified Portion”);

WHEREAS, pursuant to the terms of the Indenture and the other Note Documents (as defined herein), both the Qualified Portion and the Non-Qualified Potion are guaranteed by all of the Domestic Restricted Subsidiaries (as defined herein) of the Issuers, which Guarantees (as defined herein) are non-recourse and recourse, respectively, to the Guarantors in the same proportion as the Issuers’ Obligations (as defined herein) under the Notes;

WHEREAS, the Obligations of the Issuers and the Guarantors (other than Trump Indiana and any future Subsidiary that is treated as a corporation under U.S. federal income tax law that in the future may become a Guarantor under this Indenture) with respect to both the Non-Qualified Portion and the Qualified Portion of the Notes are secured by the Collateral (as defined herein);

WHEREAS, with respect to the Qualified Portion of the Notes (whether the Obligations of the Issuers under the Notes or the Guarantors under the Guarantees hereunder), such Obligations are non-recourse to such Issuer or Guarantor and satisfaction of payment for such Obligations is limited to the Collateral;

WHEREAS, with respect to the Non-Qualified Portion of the Notes (whether Obligations of the Issuers under the Notes or the Guarantors under the Guarantees hereunder), such Obligations are recourse to such Issuer or Guarantor and the satisfaction of payment for such Obligations are not limited to the Collateral, but such Obligations are general obligations of such Issuer or Guarantor (secured by the Collateral); and

WHEREAS, Trump Indiana (and any future Subsidiary that is treated as a corporation under U.S. federal income tax law that may become a Guarantor under this Indenture) has not and will not pledge any Collateral to secure the Obligations under the Notes and therefore will not be obligated to satisfy any Obligation under its Guarantee on the Qualified Portion of the Notes, but has and will fully Guarantee the Non-Qualified Portion of the Notes, which Guarantee is not secured, and which Obligations are and will be general obligations of Trump Indiana or any such future Domestic Restricted Subsidiary.

NOW, THEREFORE, the Issuers, each Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8½% Senior Secured Notes due 2015 (the “Notes”) issued under this Indenture:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Indebtedness shall be deemed to be incurred on the date of the related acquisition of such asset or the date such other Person becomes a Restricted Subsidiary, including by designation, or the date of such merger or consolidation, as applicable.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Acquisition” means (1) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary or (2) the acquisition by the Company or any Restricted Subsidiary of the property of any person (other than a Restricted Subsidiary) that constitutes all or substantially all of the property of such person or comprises any division or line of business of such person or any other properties of such person other than in the ordinary course of business.

“Asset Sale” means:

(1) the sale, lease, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions,

in each case, other than:

(a) a disposition of Cash Equivalents or obsolete or worn out equipment in the ordinary course of business, Inventory or goods held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Company and its Subsidiaries in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control hereunder;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.10;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $1.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Guarantor (other than Trump Indiana or any other Guarantor that is treated as a corporation for U.S. federal income tax purposes);

(f) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(g) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

(h) the sale of the World’s Fair Site under the Plan.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Berthing Agreement” means the Trump Berthing Agreement, dated as of April 23, 1996 as amended, by and between Trump Indiana and BHR Joint Venture as the same is in effect on the Issue Date (and any renewals or replacements thereof or amendments thereto so long as (i) the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect, taken as a whole, as compared to the applicable agreement as in effect on the Issue Date or (ii) the Berthing Agreement between BHR Joint Venture and Majestic Star, LLC is simultaneously amended in analogous fashion).

“BHR Joint Venture” means Buffington Harbor Riverboats, LLC, a Delaware limited liability company, in which Trump Indiana currently owns a 50% membership interest, and any other flow through entity owned solely by the members of the BHR Joint Venture.

“Board of Directors” means (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; (3) with respect to a limited liability company, the board of directors of the single member or the managing member of such limited liability company, as applicable, or in the case of a manager-managed limited liability company, the board of directors, board of managers or manager of such manager; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock,

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cases” means the cases filed by Trump Hotels & Casino Resorts, Inc. and its subsidiaries with the United States Bankruptcy Court for the District of New Jersey under chapter 11 of the United States Bankruptcy Code (Case Nos. 04-46898 through 04-046925).

“Cash Equivalents” means

(1) United States dollars,

(2) in the case of any Foreign Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition,

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $300 million and a Thomson Bank Watch Rating of “B” or better,

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above,

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof,

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of creation thereof,

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above, and

(9) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casino Property” means, (i) the hotel and complex currently known as the “Trump Plaza Hotel Casino” in Atlantic City, New Jersey, (ii) the hotel and complex currently known as the “Trump Marina Hotel Casino” in Atlantic City, New Jersey, (iii) the hotel and complex currently known as the “Trump Taj Mahal Casino Resort” in Atlantic City, New Jersey, or (iv) the riverboat and hotel complex currently known as the “Trump Indiana Casino Hotel” in Gary, Indiana, in each case including ancillary structures and facilities located on all such premises and all furniture, fixtures and equipment contained therein and all Equity Interests in any joint ventures related thereto.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuers and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) other than to a direct or indirect Wholly-Owned Subsidiary of the Company;

(2) the liquidation or dissolution of, or adoption of a plan relating to the liquidation or dissolution of, either of the Issuers or any successors thereto;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power entitled to vote in the election of directors of TER or such other Person surviving the transaction; or

(4) the first day on which a majority of the members of TER’s Board of Directors are not Continuing Directors.

“Collateral” means, collectively, all of the property and assets of the Issuers or the Guarantors which, at the time in question, is subject to the Liens created by the Collateral Documents.

“Collateral Account” means the collateral account established pursuant to the Indenture and the Collateral Documents.

“Collateral Agent” means the collateral agent under the Collateral Documents.

“Collateral Documents” means, collectively, the Mortgages, the Security Agreement, the Intercreditor Agreement and all other mortgages, deeds of trust, pledge agreements, collateral assignments, security agreements, fiduciary transfers, debentures, fiduciary assignments or other instruments evidencing or creating any Liens in favor of the Collateral Agent in all or any portion of the Collateral, in each case, as amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

“Company” means Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership, and any successor thereto.

“consolidated” with respect to any Person, unless otherwise specifically indicated, refers to such Person consolidated with the Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other related noncash charges, excluding any noncash item that represents an accrual or reserve for a cash expenditure for a future period, of such Person and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and the Restricted Subsidiaries for such period, (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities”), the interest component of Capitalized Lease Obligations, all deferred payment obligations and net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances, letter of credit financings and Hedging Obligations,

(2) the product of (a) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of such Person made during such period plus all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period, and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, and

(3) consolidated capitalized interest of such Person and the Restricted Subsidiaries for such period, whether paid or accrued, less

(4) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP, adjusted to exclude (only to the extent included in computing such Net Income and without duplication):

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including those relating to severance, relocation costs, one-time compensation charges and the Transactions),

(2) the cumulative effect of a change in accounting principles during such period,

(3) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period, and

(4) the Net Income for such period of any Restricted Subsidiary (other than any Guarantor), if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein.

To the extent not already reduced thereby, Consolidated Net Income of the Company for any period shall be reduced by the aggregate amount of all Permitted Tax Distributions made during, or distributable in respect of, such period.

“Contested Collateral Lien Conditions” means the following conditions:

(1) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

(2) at the option and upon request of the Collateral Agent, the Issuers or any Guarantor, as applicable, shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Collateral Agent’s reasonable estimate of all interest and penalties related thereto; and

(3) such Lien shall in all respects be subject and subordinate in priority to the Lien created and evidenced by the Collateral Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien created and evidenced by the Collateral Documents.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of TER who:

(1) was a member of the Board of Directors of TER on the Issue Date; or

(2) was nominated for election or elected or appointed to such Board of Directors (i) as long as the Voting Agreement is in effect, in accordance with the Voting Agreement or (ii) if the Voting Agreement is no longer in effect in accordance with its terms (and not as a result of a breach by either party thereto), with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such election or appointment.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof, or such other address as to which the Trustee may give notice to the Issuers.

“Credit Facilities” means, with respect to the Company or any of the Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility, or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, Notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09).

“Credit Facility Agent” means, at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under the Credit Facilities or any other representative then most recently designated in accordance with the applicable provisions of the Credit Facilities, together with its successors in such capacity.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuers to repurchase that Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of that Capital Stock provide that the Issuers may not repurchase or redeem any of that Capital Stock unless the repurchase or redemption complies with Section 4.10; provided further that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Restricted Subsidiary” means any Domestic Subsidiary that is a Restricted Subsidiary.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such person or any of its Restricted Subsidiaries in connection with an Asset Sale to the extent such losses were deducted in computing Consolidated Net Income, plus

(2) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income and, in the case of the Company, the amount of all Permitted Tax Distributions made during, or distributable in respect of, such period, to the extent deducted in calculating Consolidated Net Income of the Company for such period, plus

(3) Consolidated Fixed Charges of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

(4) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(5) any fees, expenses or charges related to or arising from the restructuring of Company, Trump Hotels & Casino Resorts, Inc. and their affiliates and subsidiaries (collectively, the “Debtors”) in connection with the Cases, including, without limitation, all fees, expenses or charges incurred or reimbursed by the Debtors (including those of the Debtors, the informal committees of holders of the Debtors’ public indebtedness, the committee appointed to represent the interests of equity holders in the Cases, DLJ Merchant Banking Partners III, L.P., the indenture trustees for the Debtors’ outstanding bonds, any witnesses retained by the Debtors in the Cases and the respective legal and financial advisors of such parties), whether incurred in connection with the planning, negotiation, structuring or implementation of the Debtors’ plan of reorganization, and whether incurred prior to the petition date of the Cases, during the pendency of the Cases or after the effective date of the Cases, plus

(6) without duplication, any other non-cash charges, including any write off or write downs (including charges related to New Jersey Casino Reinvestment Development Authority obligations), reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, less

(7) non-cash items increasing Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and other than any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges for any prior period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock or other Equity Interests, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of Capital Stock of (a) the Company (other than Disqualified Stock) or (b) the Parent, to the extent the cash proceeds thereof are contributed to the Company, other than:

(1) public offerings with respect to the Company’s or the Parent’s common stock registered on Form S-8; and

(2) issuances to the Company or any Subsidiary of the Company or the Parent.

“Event of Loss” means, with respect to any property, any (i) loss, destruction or damage of such property, (ii) condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation or requisition of the use of such property or (iii) settlement in lieu of clause (ii) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means the following items or types of property or assets, whether now owned or hereafter acquired:

(1) all right, title and interest of the Issuers and the Guarantors in and to any and all Receivables, Inventory and commercial tort claims;

(2) all right, title and interest of the Issuers and the Guarantors in and to any and all Gaming Licenses;

(3) all right, title and interest of the Issuers and the Guarantors in and to any and all property securing indebtedness permitted under clause (3) or (4) of paragraph (b) of Section 4.09 to the extent that (y) such property is collateral securing the obligations in respect of such Indebtedness and (z) the Lien on such property is permitted to be incurred pursuant to Section 4.11;

(4) all right, title and interest of the Issuers and the Guarantors in and to any and all cash, Cash Equivalents and securities and deposit accounts, except for Collateral Account Funds (as defined in the Security Agreement);

(5) all right, title and interest of the Issuers and the Guarantors in and to the World’s Fair Site;

(6) all right, title and interest of the Issuers and the Guarantors in and to any and all general intangibles, books and records (except to the extent such books and records also relate to the Collateral) relating to the foregoing property described in clauses (1) through (5) above, and all proceeds and products of any and all of the foregoing, including, without limitation, proceeds of insurance, condemnation awards, tax refunds and other similar property or claims with respect to any and all of the foregoing;

(7) any Equity Interests in Unrestricted Subsidiaries;

(8) one-third of Equity Interests in any Foreign Restricted Subsidiary; and

(9) any license, contract or permit to which any of the Parent, the Issuers or their Subsidiaries is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or permit, result in a breach of the terms of, or constitute a default under, such license, contract or permit (other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code or any applicable law (including any Bankruptcy Law) or principles of equity).

“Existing Indebtedness” means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, other than any Indebtedness discharged in connection with the issuance of Notes pursuant to the plan of reorganization of Trump Hotels & Casino Resorts, Inc. and its subsidiaries in connection with the Cases.

“Fair Market Value” means (a) with respect to any property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, and (b) with respect to any redemption of Notes pursuant to the applicable Gaming Laws:

(1) the last sales price regular way on the last trading day prior to the date of determination of such value on the largest national securities exchange (or, if said security is not listed on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”)) on which such Notes shall have traded on such trading day;

(2) if no such sales of such Notes occurred on such trading day, the mean between the “bid” and “asked” prices on such national securities exchange or as quoted on the National Market System of Nasdaq, as the case may be, on such last trading day;

(3) if the Notes are not listed or quoted on any national securities exchange or the National Market System of Nasdaq, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for the Notes have not been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in the Notes, selected for such purpose by the Company; or

(4) if none of clauses (1) through (3) are applicable, the Fair Market Value of such Notes as of the date of determination as determined in such manner as shall be satisfactory to the Company, which shall be entitled to rely for such purpose on the advice of any firm of investment bankers or securities dealers having familiarity with the Notes.

“Foreign Restricted Subsidiary” means any Foreign Subsidiary that is a Restricted Subsidiary.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Gaming Authorities” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States Federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Indiana Gaming Commission and any other agency, in each case, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

“Gaming Laws” mean all laws and regulations pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Company and its Subsidiaries.

“Gaming Licenses” means every license, franchise or other authorization required to own, lease, operate or otherwise conduct or manage gambling, gaming or casino activities in any state or jurisdiction where the Company or its Restricted Subsidiaries conduct business, and any applicable liquor licenses.

“Global Note Legend” means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes substantially in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Note Obligations.

“Guarantors” means each of:

(1) Trump Marina Associates, LLC, a New Jersey limited liability company, Trump Indiana, Inc., a Delaware corporation, Trump Indiana Realty LLC, a Delaware limited liability company, Trump Entertainment Resorts Development Company, LLC, a Delaware limited liability company, Trump Plaza Associates, LLC, a New Jersey limited liability company, and Trump Taj Mahal Associates, LLC, a New Jersey limited liability company; and

(2) any other Domestic Restricted Subsidiary that executes a Guarantee in accordance with the provisions of this Indenture or assumes liability under a Guarantee pursuant to Section 10.04;

and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means a Person in whose name a Note is registered.

“Immaterial Subsidiary” means any Domestic Restricted Subsidiary for so long as such Domestic Restricted Subsidiary (A) does not incur any Indebtedness or Guarantee Indebtedness of the Issuers or any other Restricted Subsidiary, (B) (1) has total assets of less than $1.0 million on its most recently available balance sheet and (2) has total revenue of less than $1.0 million for the last twelve-month period for which internal financial statements are available, and (C) such Domestic Restricted Subsidiary, when combined with all other Immaterial Subsidiaries, would not result in all Immaterial Subsidiaries having total assets in excess of $5.0 million on the most recently available balance sheet of the Company or total revenue in excess of $5.0 million for the last twelve months for which internal financial statements are available.

“Indebtedness” means, with respect to any Person,

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent

(a) in respect of borrowed money,

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(c) representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business,

(d) in respect of Capitalized Lease Obligations and the present value (discounted at the interest rate borne by the Notes, compounded annually) of total obligations of the lessee for rental payments during the remaining term of the lease included in any Sale and Lease-Back Transaction (including any period for which such lease has been extended), or

(e) representing any Hedging Obligations,

in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of another Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that such obligations shall not include any Indebtedness secured solely by a Lien on any Equity Interests in joint ventures or in Unrestricted Subsidiaries.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against the Company or any other Pledgor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Company or any other Pledgor or any similar case or proceeding relative to the Company or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, among the Pledgors, the Credit Facility Agent, the Priority Lien Collateral Agent, the Trustee and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of each Note.

“Internal Revenue Service” means the U.S. Internal Revenue Service.

“Inventory” shall include all food, beverages, hotel operating supplies (including linens), china, glassware, flatware, and silverware, tobacco, property sold in retail shops, marketing gifts, fuel, uniforms, property (other than Collateral) held for sale or lease in the ordinary course of business and items consumed in the business of the Company and its Subsidiaries.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees and other Obligations), advances, extensions of credit, or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified as investments on the balance sheet (excluding the footnotes) of the Company.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.10,

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x) the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of TER.

“Issue Date” means May 20, 2005.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Partnership Agreement” means the Limited Partnership Agreement of the Company, dated as of May 20, 2005, by and among TER, Donald J. Trump, Trump Casinos, Inc. and TCI 2 Holdings, LLC, as amended from time to time in accordance with its terms.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” mean, collectively (i) the Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 20, 2005, between Trump Taj Mahal Associates, LLC, a New Jersey limited liability company, and the Collateral Agent, (ii) the Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 20, 2005, between Trump Plaza Associates, LLC, a New Jersey limited liability company, and the Collateral Agent, (iii) the Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 20, 2005 between Trump Marina Associates, LLC, a New Jersey limited liability company, and the Collateral Agent, and (iv) any other mortgages, deeds of trust or other instruments entered into by the Issuers or any Guarantor after the Issue Date evidencing or creating a Lien on real property in favor of the Collateral Agent in accordance with the terms of this Indenture.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Asset Sale Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale (including any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale and the sale or disposition of such noncash consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, taxes paid or payable by the Company or any Restricted Subsidiary as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), Tax Distributions paid or payable as a result thereof, amounts required to be applied to the repayment of principal, premium, if any, and interest on Secured Debt secured by a Lien on the asset or assets being sold (or Capital Stock of an entity that directly or indirectly owns such assets) that were subject to such Asset Sale required (other than required by clause (1) of paragraph (b) of Section 4.12) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Lien (provided that in case of any Event of Loss involving Collateral, such Lien constitutes a Permitted Lien that is permitted to be prior to the Liens granted to the Collateral Agent pursuant to the Collateral Documents) on the property that was the subject of such Event of Loss, any taxes attributable to such Event of Loss paid or payable by the Company or any Restricted Subsidiary as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any Tax Distributions paid or payable as a result thereof,

“Note Documents” means the Indenture, the Notes and the Collateral Documents.

“Note Obligations” means all Obligations under the Note Documents.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Debt” means any Indebtedness that is pari passu in right of payment with the Notes.

“Parent” means TER or any direct or indirect parent of the Company or any successor thereof.

“Parking Lease” means the Parking Lease, dated as of June 19, 2000, by and between Buffington Harbor Parking Associates, LLC, as lessor, and Trump Indiana, as lessee, as the same is in effect on the Issue Date (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect, taken as a whole, as compared to such agreement as in effect on the Issue Date).

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Partners” means each of TER, Donald J. Trump, Trump Casinos, Inc. and TCI 2 Holdings, LLC or any additional or substitute partners admitted under the Limited Partnership Agreement so long as (i) each is a member under the Limited Partnership Agreement, unless removed as a member in accordance with the Limited Partnership Agreement, and (ii) no Default or Event of Default occurs as a result thereof.

“Permit” means any license (including, without limitation, all Gaming Licenses), franchise, authorization, statement of compliance, certificate of operation, certificate of occupancy and permit required for the lawful ownership, occupancy, operation and use of all or a material portion of the Casino Properties (which may be temporary or permanent) (including, without limitation, those required for the use of the Casino Properties as a licensed casino facility).

“Permitted Business” means:

(1) any line of business conducted by the Company, TER or their Subsidiaries on the Issue Date,

(2) all businesses whether or not licensed by a Gaming Authority that are necessary for, incident to, useful to, arising out of, supportive of or connected to the development, ownership or operation of a gaming facility,

(3) any casino and gaming activities (including, without limitation, the development, ownership, operation or management of casinos, casino hotels, riverboat casinos, racetracks, video lottery terminals, slot machines, internet gaming or related activities); or

(4) any business that is a reasonable extension, development or expansion of any of the foregoing.

“Permitted Indebtedness” has the meaning set forth in Section 4.09 hereof.

“Permitted Investments” means:

(1) any Investment in the Issuers or any Domestic Restricted Subsidiary;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Permitted Business if as a result of such Investment:

(a) such Person becomes a Domestic Restricted Subsidiary, or

(b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Domestic Restricted Subsidiary;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to and in compliance with Section 4.12 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Company or any Restricted Subsidiary:

(a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or

(b) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of Section 4.09;

(8) any Investment in a Permitted Business and unconsolidated joint ventures having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed $50.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests of the Company, or the Parent (in each case, exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (C) of paragraph (a) of Section 4.10;

(10) guarantees of Indebtedness permitted under Section 4.09;

(11) Investments consisting of purchases and acquisitions of Inventory, supplies, material or equipment in the ordinary course of business;

(12) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business and not in excess of an aggregate of $500,000 outstanding at any one time;

(13) Investments required to be made in order to comply with the rules, regulations and requirements of Gaming Authorities and/or Gaming Laws;

(14) Investments made pursuant to the Berthing Agreement and the Parking Lease; and

(15) any Investment consisting of the extension of gaming credit to un-Affiliated customers consistent with industry practice in the ordinary course of business.

“Permitted Liens” means:

(1) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

(2) Liens in respect of property of the Issuers or any Subsidiary of the Company imposed by law, such as carriers’, warehousemen’s, materialmen’s, landlords’ and mechanics’ Liens, maritime Liens and other similar Liens arising in the ordinary course of business, provided that, in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

(3) Liens on property of the Issuers or any Subsidiary of the Company existing on the Issue Date;

(4) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii)

individually or in the aggregate materially impairing the value or marketability of such real property and (iii) individually or in the aggregate materially interfering with the conduct of the business of any of the Casino Properties;

(5) Liens arising out of judgments or awards not resulting in an Event of Default and in respect of which the Issuers or any Subsidiary of the Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the Fair Market Value of any property subject to such Liens) does not exceed $20.0 million at any time outstanding;

(6) Liens (other than any Lien imposed by the United States Employee Retirement Income Securities Act of 1974, as amended) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or public utility obligations, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that, in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

(7) Leases with respect to the properties of any Issuer or any Subsidiary of the Company, in each case entered into in the ordinary course of any Issuer or any Subsidiary’s business, so long as such leases are subordinate in all respects to the Liens granted and evidenced by the Collateral Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any of the Casino Properties and (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(8) Liens (which may be Priority Liens) on the Collateral securing the Indebtedness (including all Obligations and Refinancing Indebtedness in respect thereof) described in clause (1) of paragraph (b) of Section 4.09 and Hedging Obligations payable to any lender or holder of such Indebtedness or an Affiliate thereof to the extent such Hedging Obligations are secured by Liens on assets also securing such Indebtedness (including all Obligations in respect thereof);

(9) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Issuer or any Subsidiary of the Company in the ordinary course of business in accordance with the past practices of the Issuers and the Subsidiaries of the Company;

(10) Liens securing the Indebtedness described in clause (4) of paragraph (b) of Section 4.09; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost (including fees and premiums in connection with such transactions) of the property being acquired, leased or otherwise financed at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Issuer or any Subsidiary of the Company (it being understood that all Indebtedness to a single lender shall be considered to be a single Purchase Money Obligation, whether drawn at one time or from time to time);

(11) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Issuer or any Subsidiary of the Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(12) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Issuer or any Subsidiary of the Company (and not created in anticipation or contemplation thereof) in accordance with the provisions of the Indenture; provided that such Liens were in existence prior to the contemplation of the acquisition, merger or consolidation and do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien;

(13) Liens securing obligations under the Indenture, the Notes, the Guarantees and the Collateral Documents (and any Liens securing obligations incurred pursuant to a refinancing of all, but not less than all, of the then-outstanding Notes);

(14) Liens securing Acquired Indebtedness (and any Refinancing Indebtedness which refinances such Acquired Indebtedness) incurred in accordance with Section 4.09; provided that (i) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by any Issuer or a Subsidiary of the Company and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by any Issuer or a Subsidiary of the Company and (ii) such Liens do not extend to or cover any property of the Issuers or the Subsidiaries of the Company other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of any Issuer or a Subsidiary of the Company;

(15) licenses of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade-secrets, know-how and processes, granted by any Issuer or any Subsidiary of the Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of any Issuer and the Subsidiaries of the Company;

(16) Liens arising under applicable Gaming Laws, provided that no such Lien constitutes a Lien securing repayment of Indebtedness;

(17) Liens in favor of any Issuer or any Guarantor; provided that such Liens are subject to the Liens of the Collateral Documents;

(18) Liens on Equity Interests in any Unrestricted Subsidiaries that secure Indebtedness of such Unrestricted Subsidiary;

(19) Liens securing Refinancing Indebtedness; provided that the terms of such Liens are not less favorable to the Holders in any material respect, taken as a whole, as compared to the terms of the Liens (if any) securing such refinanced Indebtedness; and

(20) Liens extending, renewing or replacing, in whole or in part, any of the Liens referred to above, so long as that Lien does not extend to any other property (other than improvements, accessions, proceeds or dividends or distributions with respect thereto);

provided, however, that (except as set forth in clauses (3) (solely in respect of Equity Interests in the BHR Joint Venture and Buffington Harbor Parking Associates, LLC), (8), (12), (13), (14), (16) and (18) above) no Liens shall be permitted to exist, directly or indirectly, on any Equity Interests, intercompany notes or other securities constituting Collateral.

“Permitted Prior Liens” means:

(1) Liens securing (i) Priority Lien Debt in an aggregate principal amount not exceeding the amounts set forth in clause (1) of the definition of Permitted Indebtedness and (ii) all related Priority Lien Obligations;

(2) Liens described in clauses (3), (8), (9), (10), (11), (12), (14), (16) and (18) of the definition of “Permitted Liens;” and

(3) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Priority Lien Collateral Documents and the Collateral Documents.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledgor” means the Issuers, the Guarantors (other than Trump Indiana or any other entity treated as a corporation for U.S. federal income tax purposes, so long as the Qualified Portion of the Note Obligations is greater than zero), and any other Person (if any) that provides collateral security for any Secured Obligations.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Priority Lien” means a Lien granted by a Priority Lien Collateral Document to the Priority Lien Collateral Agent, at any time, upon any property of the Issuers or any other Pledgor to secure Priority Lien Obligations.

“Priority Lien Collateral Agent” means Morgan Stanley & Co. Incorporated, in its capacity as collateral agent under the Priority Lien Collateral Documents, together with its successors in such capacity.

“Priority Lien Collateral Documents” means, collectively, the Intercreditor Agreement and all other mortgages, deeds of trust, pledge agreements, collateral assignments, security agreements, fiduciary transfers, debentures, fiduciary assignments or other instruments evidencing or creating any Liens in favor of the Priority Lien Collateral Agent in all or any portion of the Collateral, in each case, as amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

“Priority Lien Debt” means:

(1) Indebtedness of the Issuers or any Guarantor under any Credit Facility permitted by clause (1) of paragraph (b) of Section 4.09; provided, in the case of any Indebtedness referred to in this clause (1), that:

(a) on or before the date on which the Priority Lien securing such Indebtedness is granted by any Pledgor, such Indebtedness is designated by Company, in an Officers’ Certificate delivered to the Priority Lien Collateral Agent and the Collateral Agent, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; and

(b) all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Priority Lien Collateral Agent’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if Company delivers to the Priority Lien Collateral Agent and the Collateral Agent an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”); and

(2) Hedging Obligations incurred to hedge or manage interest rate risk with respect to any series of Priority Lien Debt; provided that:

(a) such Hedging Obligations are secured by a Priority Lien on only the assets and properties that secure Indebtedness under any series of Priority Lien Debt in respect of which such Hedging Obligations are incurred; and

(b) such Priority Lien is senior to or on a parity with the Priority Liens securing Indebtedness under the Credit Facility in respect of which such Hedging Obligations are incurred.

“Priority Lien Documents” means each indenture, credit agreement or other agreement governing each series of Priority Lien Debt and the Priority Lien Collateral Documents.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations of the Issuers and the Guarantors (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) in respect of the Priority Lien Debt.

“Receivables” shall include all receivables arising out of the sale or lease of Inventory or the provision of services in the ordinary course of the Company or any of its Subsidiaries business, including all casino receivables (markers, instruments, Notes and checks) both undeposited and returned, hotel receivables, credit card receivables, interest receivables and progressive jackpot receivables (wide area progressives or multiple casinos linked progressives).

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Reference Period” with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

“Representative” means any agent on behalf of any lender, creditor or group of creditors or lenders constituting the holders of the Priority Lien Debt or other Indebtedness permitted to be incurred pursuant to Section 4.09 hereof, including Permitted Indebtedness.

“Required Noteholders” means (A) prior to May 20, 2006, Holders of more than 66-2/3% of the principal amount of Notes then outstanding and (B) on or after May 20, 2006, Holders of more than 50% of the principal amount of Notes then outstanding.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“ROFO Agreement” means the Right of First Offer Agreement, dated as of May 20, 2005, among Trump Organization LLC, TER and the Company (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect, taken as a whole, as compared to such agreement as in effect on the Issue Date).

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Debt” means the Issuers’ Obligations under the Notes and Priority Lien Debt.

“Secured Debt Documents” means the Note Documents and the Priority Lien Documents.

“Secured Obligations” means Issuers’ Obligations under the Notes and Priority Lien Obligations.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the security agreement, dated as of May 20, 2005, between the Collateral Agent, the Issuers and certain Guarantors parties thereto, as it may be amended or supplemented from time to time in accordance with its terms.

“Senior Credit Facility” means the Credit Agreement to be entered into as of the Issue Date by and among the Company, the Restricted Subsidiaries, the lenders party thereto in their capacities as lenders thereunder, including any guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Series of Priority Lien Debt” means, severally, each issue or series of Priority Lien Debt for which a single transfer register is maintained.

“Services Agreement” means the Services Agreement, dated as of May 20, 2005, among the Company, TER and Donald J. Trump (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect, taken as a whole, as compared to such agreement as in effect on the Issue Date).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means:

(1) with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and

(2) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and

(2) any partnership, joint venture, limited liability company or similar entity of which:

(a) more than 50% of the capital accounts, distribution rights, Capital Stock or voting interests, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Subsidiary of such Person is the sole general partner, a controlling general partner or otherwise controls such entity.

“Tax Distributions” shall mean any cash distributions made by the Company to its Partners pursuant to the tax distribution provisions of Section 6.2 of the Limited Partnership Agreement as of the Issue Date, and payments under the indemnification provisions of Section 6.3 of the Limited Partnership Agreement as of the Issue Date.

“TER” means Trump Entertainment Resorts, Inc., a Delaware corporation.

“TER Funding” means Trump Entertainment Resorts Funding, Inc., a Delaware corporation, and any successor thereto.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

“Total Indebtedness” means all Indebtedness other than Indebtedness within the meaning of clause (1)(c) of the definition of the term “Indebtedness.”

“Total Leverage Ratio” of any Person on any date of determination means the ratio, on a pro forma basis, of (a) the aggregate outstanding principal amount of the Total Indebtedness on such date to (b) the aggregate amount of EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period immediately preceding such date.

For purposes of making the computation of the Total Leverage Ratio:

(1) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculations as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also, including any EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the properties that are the subject of the Asset Acquisition or Asset Sale during the Reference Period) occurring during the Reference Period or any time subsequent to the last day of the Reference Period and on or prior to such date, as if such Asset Sale or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Reference Period. Further, if such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such person or any subsidiary of such person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed;

(2) transactions giving rise to the need to calculate the Total Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period; and

(3) the incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to such date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

“Trademark and Licensing Agreement” means the Trademark and Licensing Agreement, dated as of May 20, 2005, between the Company and Donald J. Trump (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect, taken as a whole, as compared to such agreement as in effect on the Issue Date).

“Transactions” means the transactions contemplated by the Investment Agreement, the Notes and the Senior Credit Facilities as in effect on the Issue Date.

“Trump Indiana” means Trump Indiana, Inc., a Delaware corporation.

“Trump Tower Lease” means the lease, dated as of November 1, 1996, between Trump Tower Commercial LLC and Trump Taj Mahal Associates (predecessor-in-interest to the Company), as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of TER, as provided below) and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of TER may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if:

(1) such Subsidiary or any of its Subsidiaries does not own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary (other than any Subsidiary of the Subsidiary to be so designated),

(2) each of (i) the Subsidiary to be so designated and (ii) its Subsidiaries, in each case, has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary, and

(3) such designation complies with Section 4.10, and

The Board of Directors of TER may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either:

(1) the Company and the Restricted Subsidiaries could incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test described in paragraph (a) of Section 4.09, or

(2) the Total Leverage Ratio for the Company and the Restricted Subsidiaries would be greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Board of Directors of the TER shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution adopted by the Board of Directors of TER giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions, as applicable.

“Voting Agreement” means the Voting Agreement, dated as of May 20, 2005, between TER and Donald J. Trump (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect, taken as a whole, as compared to such agreement as in effect on the Issue Date).

“Warrant Agreements” means, collectively, the Warrant Agreement and New Class A Warrant Agreement, each dated as of May 20, 2005, between TER and Donald J. Trump (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect, taken as a whole, as compared to such agreement as in effect on the Issue Date).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of (x) the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness, including remaining sinking fund payments or payments at serial or final maturity or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by (y) the amount of such payment, by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“World’s Fair Site Sale Proceeds” means the net proceeds from the sale of the World’s Fair Site pursuant to Section 363 of the United States Bankruptcy Code, as set forth in the Plan.

“World’s Fair Site” means the parcels of land and other real property interests located in Atlantic City, New Jersey, constituting the former World’s Fair site, which is owned by Trump Plaza Associates, LLC as of the Issue Date.

Section 1.02.	Other Definitions.

Term	Defined in Section
“Additional Collateral”	4.22
“Affiliate Transaction”	4.14
“Asset Sale Offer”	4.12
“Authentication Order”	2.02
“Benefited Party”	10.01
“Change of Control Offer”	4.18
“Change of Control Payment Date”	4.18
“Collateral Valuation	4.22
“Covenant Defeasance”	8.03
“DTC”	2.03

“Event of Default”	6.01
“Event of Loss Offer”	4.21
“Excess Proceeds”	4.12
“Excess Loss Proceeds”	4.21
“Extraordinary Asset Sale”	4.12
“incur” or “incurrence”	4.09
“Legal Defeasance”	8.02
“losses”	7.07
“Non-Qualified Portion”	2.01
“Offer Amount”	3.10
“Offer Period”	3.10
“Offer to Purchase”	3.10
“Ordinary Asset Sale”	4.12
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Indebtedness”	4.09
“Plan”	preamble
“Purchase Date”	3.10
“Qualified Indebtedness Determination	4.26
“Qualified Portion”	2.01
“Redemption Date”	3.07
“Refinancing Indebtedness”	4.09
“Registrar”	2.03
“Replacement Assets”	4.12
“Restricted Payments”	4.10
“Security Register”	2.03
“Subject Property”	4.21
“Surviving Person”	5.02
“Surviving Entity”	5.01

Section 1.03.	Incorporation by Reference of Trust Indenture Act.

(a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

(b) The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

(c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or SEC rule, as applicable.

Section 1.04.	Rules of Construction.

(a) Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(vii) “including” means “including without limitation;”

(viii) provisions apply to successive events and transactions;

(ix) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder; and

(x) references to any contract, agreement or instrument shall mean the same, as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with the applicable restrictions contained therein, in this Indenture or in any Collateral Document, as the case may be.

ARTICLE 2.

THE NOTES

Section 2.01.	Terms; Form and Dating.

(a) General. The aggregate principal amount of Notes that may be authenticated and delivered and outstanding under this Indenture is limited to $1,250.0 million. Initially, the principal amount of each Note shall represent an undivided 58.4% non-recourse Obligation of the Issuers (the “Qualified Portion”), with the remaining 41.6% Obligation represented by the Note being fully recourse to the Issuers and to TER, in its capacity as general partner of the Company (the “Non-Qualified Portion”). For avoidance of doubt, as of the Issue Date, $730.0 million of aggregate principal amount of Notes constitute the Qualified Portion of the Issuers’ Obligations hereunder, and $520.0 million of aggregate principal amount of Notes constitute the Non-Qualified Portion of the Issuers’ Obligations hereunder. All interest and premium, if any, payable on the Notes, including default interest pursuant to Section 2.12, if any, shall be allocated as a Non-Qualified Portion and Qualified Portion of such amounts in the same percentage as the principal amount of the Notes. With respect to the Qualified Portion of the Notes (whether the Obligations of the Issuers under the Notes or the Guarantors under the Guarantees hereunder), such Obligations are non-recourse to such Issuer or Guarantor and satisfaction of payment for such Obligations is limited to the Collateral. The percentage of each Note constituting the Qualified Portion and the Non-Qualified Portion is subject to adjustment as set forth in Sections 3.11 and 4.26 hereof.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute a part of this Indenture, and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Form of Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions thereof and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Certificated Securities.

(i) The Issuers shall issue Definitive Notes to all owners of beneficial interests in Global Notes if: (1) at any time the Depositary notifies the Issuers that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuers shall not have appointed a successor Depositary within 120 days after the Issuers receive such notice or becomes aware of such ineligibility or (2) the Issuers, at their option, determine that the Global Notes shall be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of any of the events set forth in clauses (1) or (2) above, the Issuers shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes. Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Issuers or the Trustee.

(ii) The Issuers shall issue Definitive Notes to a Holder of, or an owner of a beneficial interest in, a Global Note in exchange for such Global Note or beneficial interest, as the case may be, upon written request from a Holder of, or an owner of a beneficial interest in, a Global Note if a Default or Event of Default shall have occurred and be continuing. Upon the occurrence of the foregoing, the Issuers shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note owned by such Holder or such owner of a beneficial interest. Upon the exchange of all or a portion of a Global Note for Definitive Notes, such Global Note shall be cancelled or correspondingly reduced by the Trustee or an agent of the Issuers or the Trustee. In the event that the Definitive Notes are not issued to an owner of a beneficial interest in a Global Note promptly after the Issuers have received a request from such owner, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of any such owner to pursue such remedy with respect to the portion of the Global Note that represents such owner’s beneficial interest as if such Definitive Notes had been issued.

(iii) Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Issuers or the Trustee in writing. The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

Section 2.02.	Execution and Authentication.

(a) One Officer shall execute the Notes on behalf of each Issuer by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee shall, upon a written order of the Issuers signed by an Officer of each Issuer (an “Authentication Order”), authenticate and deliver Notes for issuance.

(e) The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Issuers or an Affiliate of the Issuers.

Section 2.03.	Registrar and Paying Agent.

(a) The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Either or both of the Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Issuers initially appoint the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

(d) The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent (that is not also the Trustee). The agreement shall implement the provisions of this Indenture that relate to such Agent.

Section 2.04.	Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Issuers at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary of an Issuer) shall have no further liability for such funds. If the Issuers or a Subsidiary of an Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(j) and (k) hereof relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Issuers shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Issuers shall otherwise comply with TIA §312(a).

Section 2.06.	Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if (1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary or (2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee. Upon the occurrence of any of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and Section 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof. Neither Issuer nor the Trustee will be liable for any delay by a Holder of a Global Note or the Depositary in identifying the beneficial owners of Notes, except as a result of such Issuer’s or Trustee’s own negligent action, negligent failure to act or own willful misconduct, as the case may be. In the absence of bad faith on their part, the Issuers and the Trustee may conclusively rely on, and will be protected in relying on written instructions from the Holder of a Global Note or the Depositary for all purposes under this Indenture.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Global Notes may be subject to restrictions on transfer to the extent required by the Securities Act.

Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note, in accordance with the Applicable Procedures. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b).

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes. The holder of a beneficial interest in a Global Note may exchange such beneficial interest for a Definitive Note or transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note only in which event such owner of such beneficial interest shall instruct the Depositary (or shall cause the appropriate participant to direct the Depositary) in accordance with the Applicable Procedures to instruct the Trustee to reduce the aggregate principal amount of the Global Note by the applicable amount of such exchange or transfer and to issue in exchange therefore a Definitive Note or Notes in such aggregate amount and registered as provided in such instruction; and upon the Trustee’s receipt of such instruction from the Depositary (or from the applicable Participant or beneficial owner pursuant to the Depositary’s proxy procedures), the Trustee to, and the Trustee shall, cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver, in both cases in accordance with Section 2.02 hereof, to the Person designated in such instruction a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer together with surrender of the Definitive Note to be exchanged or transferred, (and, accompanied by a written instrument or instruments of transfer as provided in Section 2.06(e) hereof, and subject to the Applicable Procedures), the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes pursuant to Section 2.06(g) hereof.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the Applicable Procedures or reasonably requested by the Issuers to demonstrate compliance by such Holder with applicable law.

(f) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS

REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute Global Notes and Definitive Notes, and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order (including an Authentication Order given pursuant to Section 2.02) or at the Registrar’s request (in connection with any transfer or exchange of Notes pursuant to this Section 2.06).

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.10, 4.12, 4.18, 4.21 and 9.05 hereof).

(iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv) Neither the Registrar nor the Issuers shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii) The Trustee is hereby authorized to enter into a letter of representation with the Depositary in the form provided by the Issuers and to act in accordance with such letter.

(ix) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any purchase or transfer complies with the registration provisions of or exemptions from the Securities Act or other state, federal securities laws that may be applicable; provided, however, that if a certificate is specifically required by the express terms of this Section 2.06 to be delivered to a Trustee by a purchaser or required by the express terms of this Section 2.06 to be delivered to a Trustee by a purchaser or transferee of a Note, the Trustee shall be under a duty to receive and examine the same to determine whether it confirms on its face to the requirements of this Section 2.06 and shall promptly notify the party delivering the same if such transfer does not comply with such terms.

Section 2.07.	Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Issuers, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Issuers, to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Issuers, such Holder shall reimburse the Issuers for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Issuers, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.	Outstanding Notes.

(a) The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Issuers or an Affiliate of an Issuer holds the Note; provided, however, that Notes held by the Issuers or a Subsidiary of an Issuer shall be deemed not to be outstanding for purposes of Section 3.07(b) hereof.

(b) If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

(d) If the Paying Agent (other than the Issuers, a Subsidiary of an Issuer or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or a maturity date, funds sufficient to pay in full Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.	Treasury Notes.

In determining the Required Noteholders or otherwise whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Affiliate of an Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.	Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.	Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Issuers, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless the Issuers direct them to be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to the Issuers from time to time upon request. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.	Payment of Interest; Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

Section 2.13.	CUSIP or ISIN Numbers.

The Issuers in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.14.	Record Date.

The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

Section 2.15.	Tax Matters.

(a) Any Holder that incurs any documentary or other taxes, charges or assessments made by a governmental agency by reason of the execution and delivery of the Notes or any document related thereto shall pay any such amounts to the relevant governmental agency in accordance with applicable law.

(b) Each Holder of a Definitive Note shall certify that it is either not subject to United States withholding or is entitled to an exemption from or reduction in United States withholding with respect to all amounts payable to such Holder under this Indenture by delivering to the Issuers and the Paying Agent at any time or times as reasonably requested by the Issuers or the Paying Agent, properly completed and executed documentation (if required under applicable law) to permit all payments under this Indenture to be made to it without withholding or at a reduced rate of withholding pursuant to an applicable income tax treaty. Such documentation may include, but not be limited to, a properly completed and duly executed United States Internal Revenue Form W-9 (or Form W-8 for Holders who are not United States persons) or any successor form, certifying that such Holder of the Definitive Note is exempt from or entitled to a reduction in United States withholding with respect to payments pursuant to this Indenture. In the event that a Holder of a Definitive Note becomes subject to United States withholding initially or at an increased rate, then for so long as such rate of withholding is required by law to be made by the Issuers or the Paying Agent, appropriate amounts shall be withheld from all amounts payable to such Holder under this Indenture and remitted to the appropriate governmental agency. In the event that any Holder is subject to United States withholding and such withholding is required by law to be made by the Issuers or the Paying Agent, then such amounts will be so withheld and remitted to the appropriate governmental agency. The Issuers and the Paying Agent shall not be required to gross up any amount payable to any Holder under this Indenture from which taxes are withheld.

(c) In the event that a Holder of a Definitive Note transfers a Definitive Note, any assignee or transferee of the Note shall be bound by this Section 2.15, so that such assignee or transferee will have all of the obligations and provide all forms and statements required by this Section 2.15.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01.	Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers’ Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

Section 3.02.	Selection of Notes to Be Redeemed or Repurchased.

If less than all of the Notes are to be redeemed or repurchased at any time, the Trustee shall select the Notes for redemption or repurchase among the Holders of the Notes as follows: (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate. In the event of partial redemption or repurchase by lot, the particular Notes to be redeemed or repurchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or repurchase date by the Trustee from the outstanding Notes not previously called for redemption or repurchase.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples thereof, except that if all of the Notes of a Holder are to be redeemed or repurchased, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed or repurchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or repurchase also apply to portions of Notes called for redemption or repurchase.

Section 3.03.	Notice of Redemption.

At least 30 days but not more than 60 days prior to a redemption or repurchase date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption or repurchase to each Holder whose Notes are to be redeemed or repurchased at such Holder’s registered address appearing in the Security Register; provided, however, that (1) redemption or repurchase notices may be mailed more than 60 days prior to a redemption or repurchase date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture and (2) notices may be mailed less than 30 days prior to the redemption or repurchase date if so required by any applicable Gaming Authority in connection with a redemption pursuant to Section 3.09 hereof.

The notice shall identify the Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price (the appropriate calculation of which shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date);

(c) if any Note is being redeemed or repurchased in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee), prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Issuers) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04.	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price; provided, that any defect in or failure to give notice in accordance with Section 3.03 shall not affect the validity of the proceedings for the redemption of any Note taken in accordance with the terms of this Indenture. A notice of redemption may not be conditional.

Section 3.05.	Deposit of Redemption Price.

On or prior to 11:00 a.m. Eastern time on any redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 2.08(d) hereof, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers’ written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.	Optional Redemption.

(a) Except as set forth in clause (b) of this Section 3.07, the Notes shall not be redeemable at the Company’s option prior to June 1, 2010. On or after June 1, 2010, the Issuers may redeem the Notes, in whole or in part, from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on June 1 of each of the years indicated below:

Year	Percentage
2010	104.250%
2011	102.833%
2012	101.417%
2013 and thereafter	100.000%

(b) At any time prior to June 1, 2008, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 108.500% of the principal amount thereof, plus accrued and unpaid interest to the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the sum of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 60 days of the date of closing of the applicable Equity Offering.

(c) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.	Mandatory Redemption.

Except as set forth in Section 3.09 and subject to Sections 4.12, 4.18 or 4.21 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.	Mandatory Disposition Pursuant to Gaming Laws.

Notwithstanding any other provision of this Indenture, if any Gaming Authority requires that a Holder or Beneficial Owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or Beneficial Owner:

(a) fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority, or such lesser period as may be required by such Gaming Authority; or

(b) if such Holder or such Beneficial Owner is notified by such Gaming Authority that such Holder or Beneficial Owner will not be so licensed, qualified or found suitable;

the Holder or Beneficial Owner, as the case may be, will be required to dispose of its Notes within 30 days, or such lesser period as may be required by the Gaming Authority, and the Issuers will have the right to redeem the Notes of each such Holder or Beneficial Owner, subject to the approval of any Gaming Authority and in accordance with Rule 14e-1, if applicable, at a redemption price equal to the lowest of:

(i) the principal amount thereof, plus accrued and unpaid interest up to the date of notice from the Gaming Authority that such Holder or Beneficial Owner will not be licensed or qualified;

(ii) the price at which such Holder or Beneficial Owner acquired the Notes, plus accrued and unpaid interest up to the date of notice from the Gaming Authority that such Holder or Beneficial Owner will not be licensed or qualified; and

(iii) the Fair Market Value of such Notes.

Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of the Notes will not be licensed, qualified or found suitable by such Gaming Authority, such Holder or Beneficial Owner will have no further rights with respect to the Notes:

(1) to receive any interest with respect to the Notes, other than as part of the redemption price of the Notes;

(2) to exercise, directly or through any trustee or nominee, any right conferred by the Notes, the Guarantees or this Indenture; or

(3) to receive any remuneration in any form for services rendered or otherwise, other than as part of the redemption price of the Notes.

The Issuers shall notify the Trustee in writing of any redemption pursuant to this Section 3.09 as soon as reasonably practicable. Any Holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability shall be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities.

Section 3.10.	Offer To Purchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.12 or 4.21 hereof, the Issuers shall be required to commence an Asset Sale Offer or Event of Loss Offer (each, an “Offer to Purchase”), it shall follow the procedures specified below.

(b) The Issuers shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder’s address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase stating:

(i) that the Offer to Purchase is being made pursuant to this Section 3.10 and Section 4.12 or 4.21, as the case may be;

(ii) the principal amount of Notes required to be purchased pursuant to Section 4.12 or 4.21, as the case may be (the “Offer Amount”), the purchase price set forth in Section 4.12 or 4.21, as applicable, the Offer Period and the Purchase Date (each as defined below);

(iii) except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

(iv) that any Note not tendered or accepted for payment shall continue to accrue interest;

(v) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

(vi) that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only, unless such Holder is electing to have all of its Notes purchased and such Notes are in an amount less than an integral multiple of $1,000;

(vii) that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

(viii) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(ix) that if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

(x) that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(xi) any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c) The Offer to Purchase shall remain open for a period of at least 20 Business Days but no more than 30 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five (5) Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Issuers shall publicly announce the results of the Offer to Purchase on or as soon as practicable following the Purchase Date.

(d) On or prior to the Purchase Date, the Issuers shall, to the extent lawful:

(i) accept for payment (on a pro rata basis to the extent necessary), the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

(ii) deposit with the Paying Agent funds in an amount equal to the purchase price as set forth in Section 4.12 or 4.21, as applicable, in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.10.

(e) The Depositary or the Paying Agent (or an Issuer, if acting as the Paying Agent), as the case may be, shall promptly deliver to each tendering Holder the purchase price as set forth in Section 4.12 or 4.21, as applicable. In the event that any portion of the Notes surrendered is not purchased by the Company, the Issuers shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder.

(f) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

(g) The Issuers shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Sections 4.12 or 4.21, as applicable, this Section 3.10 or other provisions of this Indenture, the Issuers shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 4.12 or 4.21, as applicable, this Section 3.10 or such other provisions of this Indenture by virtue of such conflict.

(h) Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

Section 3.11.	Allocation of Redeemed or Repurchased Notes.

To the extent that any Notes are redeemed or repurchased pursuant to Sections 3.07, 3.09, 4.12, 4.18 or 4.21 hereof, then the Non-Qualified Portion of the Note Obligations shall be reduced correspondingly to the percentage obtained by dividing (a) the excess, if any, of (i) the aggregate principal amount of the Non-Qualified Portion of Note Obligations outstanding immediately prior to the redemption or repurchase over (ii) the aggregate amount of Notes redeemed or repurchased, by (b) the aggregate amount of Notes outstanding hereunder after giving effect to the redemption or repurchase; provided, that the Non-Qualified Portion shall in no event be less than zero. The Qualified Portion of the Note Obligations shall be adjusted to equal 100% less the Non-Qualified Portion of the Note Obligations. The foregoing adjustment may be further adjusted following the delivery of a Qualified Indebtedness Determination pursuant to Section 4.26 hereof.

ARTICLE 4.

COVENANTS

Section 4.01.	Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Issuers promptly, and in any event, no later than three (3) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02.	Maintenance of Office or Agency.

(a) The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuers hereby designate the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03.	Reports.

(a) Notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, so long as any Notes are outstanding, the Issuers will file with the SEC (and make available to the Trustee and Holders (without exhibits), without cost to each Holder, within 15 days after they file them with the SEC), in each case, on or prior to the respective dates by which the Issuers would have been required to file such information with the SEC, if the Issuers were subject to Section 13 or 15(d) of the Exchange Act:

(1) annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) quarterly reports on Form 10-Q, containing the information required to be contained therein, or any successor or comparable form;

(3) current reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuers would be required to file with the SEC if they were subject to Section 13 or 15(d) of the Exchange Act;

provided that the Issuers shall not be so obligated to file such reports with the SEC (i) with respect to annual or quarterly reports, for any period prior to the quarter ended June 30, 2005 and (ii) if the SEC does not permit such filing, in which event the Issuers will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the respective dates the Issuers would have been required to file such information with the SEC, if they were subject to Sections 13 or 15(d) of the Exchange Act.

(b) The Issuers’ reporting obligations with respect to this Section 4.03 shall be satisfied in the event the Issuers file such information with the SEC on EDGAR and deliver a copy of such information to the Trustee, unless the SEC does not permit such filings, in which case, the Issuers shall comply with the immediately preceding proviso.

(c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results and operations of the Unrestricted Subsidiaries of the Company.

Section 4.04.	Compliance Certificate.

(a) The Issuers and any Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers, the Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers is taking or proposes to take with respect thereto).

(b) The Issuers shall otherwise comply with TIA §314(a)(2).

(c) The Issuers shall deliver to the Trustee, within 30 days after the Issuers become aware of the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default, its status and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05.	Taxes.

The Issuers shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.	Stay, Extension and Usury Laws.

Each Issuer and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.	Corporate Existence.

Subject to Article 5 and Section 10.04 hereof, each of the Issuers and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each of the Issuers or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of each of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08.	Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09.	Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that on or after the first anniversary following the Issue Date, the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Guarantor (other than Trump Indiana) may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect to such incurrence of Indebtedness or issuance of shares of Disqualified Stock or preferred stock, and (ii) the Total Leverage Ratio for the Company’s and the Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been less than or equal to 6.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom, had occurred at the beginning of such four-quarter period.

(b) The foregoing limitations will not apply to the following (each of the following, “Permitted Indebtedness”):

(1) (A) the incurrence of Indebtedness under Credit Facilities by the Company or any of the Company’s Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), not to exceed $350 million outstanding at any one time, minus all principal payments made in respect of any term loans or the amount by which any commitments thereunder are permanently reduced, in each case, from the proceeds of one or more Asset Sales pursuant to Section 4.12 and (B) up to $150 million of term loan borrowings solely for the purpose of financing the construction of the tower and related capital improvements at the Trump Taj Mahal Casino Resort.

(2) the incurrence by the Company and any Guarantor of Indebtedness in aggregate principal amount not to exceed $1.25 billion represented by the Notes (including any Guarantee thereof) represented by this Indenture;

(3) Existing Indebtedness (other than Indebtedness described in the immediately preceding clauses (1) and (2) and clause (4) below);

(4) Indebtedness (including Capitalized Lease Obligations) and Disqualified Stock incurred by the Company or Indebtedness (including Capitalized Lease Obligations) incurred by any of the Restricted Subsidiaries, to finance the purchase, lease, construction or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness and Disqualified Stock then outstanding and incurred pursuant to this clause (4) (including any Refinancing Indebtedness permitted to be incurred pursuant to clause (12) and incurred to extend, refund, refinance, defease, renew or replace Indebtedness or Disqualified Stock incurred pursuant to this clause (4) or subsequent Refinancing Indebtedness attributable to Indebtedness or Disqualified Stock incurred pursuant to this clause (4)) does not exceed at any time in the aggregate outstanding $20.0 million per Casino Property;

(5) to the extent such incurrence does not result in the incurrence by the Company or any Restricted Subsidiary of any obligation for the payment of borrowed money of others, Indebtedness by the Company or any of its Restricted Subsidiaries owed to any Person in connection with workers’ compensation, self-insurance, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(6) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

(i) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(i)) and

(ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness (including Indebtedness related to Sale and Lease-Back Transactions) of the Company to a Restricted Subsidiary or of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that:

(i) if the Company or any Guarantor is the borrower of such Indebtedness and the lender is a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Note Obligations, in the case of the Company, or the Guarantee, in the case of a Guarantor; and

(ii) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) shares of Disqualified Stock or preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Disqualified Stock or preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Disqualified Stock or preferred stock;

(9) (i) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(ii) any guarantee by a Restricted Subsidiary of Indebtedness of the Company, provided that such guarantee is incurred in accordance with Section 4.19.

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk or exchange rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 4.09;

(11) to the extent such incurrence does not result in the incurrence by the Company or any Restricted Subsidiary of any obligation for the payment of borrowed money of others, obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(12) the incurrence by the Company of Indebtedness or Disqualified Stock or the incurrence by any Restricted Subsidiary of Indebtedness in exchange for, or the net proceeds of which are used to extend, refund, refinance, defease, renew or replace, any Indebtedness or Disqualified Stock incurred under paragraph (a) of this Section 4.09 or clauses (1)(B), (2), (3), (4) above and this clause (12) or any Indebtedness or Disqualified Stock incurred in exchange for, or the net proceeds of which are used to extend, refund, refinance, defease, renew or replace, such Indebtedness or Disqualified Stock including additional Indebtedness or Disqualified Stock incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith prior to its respective maturity (the “Refinancing Indebtedness”); provided, however, that:

(A) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock being extended, refunded, refinanced, defeased, renewed or replaced,

(B) to the extent such Refinancing Indebtedness extends, refunds, refinances, defeases, renews or replaces (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee of the Notes, such Refinancing Indebtedness is subordinated or pari passu to the Notes or such Guarantee at least to the same extent as the Indebtedness being extended, refunded, refinanced, defeased, renewed or replaced or (ii) Disqualified Stock, such Refinancing Indebtedness must be Disqualified Stock,

(C) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (or liquidation preference in the case of Disqualified Stock) does not exceed the sum of the outstanding principal amount (or accreted value, if applicable) of the Indebtedness so extended, refunded, refinanced, defeased, renewed or replaced (plus all accrued interest thereon and the amount of all premiums and reasonable expenses incurred in connection therewith),

(D) the Indebtedness is incurred either by the Issuers or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refunded, refinanced, defeased, renewed or replaced,

(E) the Indebtedness shall be secured only by the property or assets (if any) securing the Indebtedness to be so extended, refunded, refinanced, defeased, renewed or replaced, and

(F) such Refinancing Indebtedness shall not include:

(x) Indebtedness or Disqualified Stock of a Restricted Subsidiary (other than a Restricted Subsidiary that is a primary obligor or guarantor of the Indebtedness being refinanced) that extends, refunds, refinances, defeases, renews or replaces Indebtedness, Disqualified Stock or preferred stock of the Company,

(y) Indebtedness or Disqualified Stock of a Restricted Subsidiary (other than a Restricted Subsidiary that is a primary obligor or guarantor of the Indebtedness being refinanced) that is not a Guarantor that extends, refunds, refinances, defeases, renews or replaces Indebtedness, Disqualified Stock or preferred stock of a Guarantor, or

(z) Indebtedness or Disqualified Stock of the Company or a Restricted Subsidiary (other than a Restricted Subsidiary that is a primary obligor or guarantor of the Indebtedness being refinanced) that extends, refunds, refinances, defeases, renews or replaces Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

(14) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence; or

(15) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit.

(c) Neither the Company nor any Guarantor will incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or such Guarantee on substantially identical terms; provided, however, that no Indebtedness of the Company or any Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor solely by virtue of being unsecured.

(d) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (15) of paragraph (b) above or is entitled to be incurred pursuant to paragraph (a) of this Section 4.09, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses; provided, however, that any incurrence of Indebtedness under Credit Facilities must be first applied to clause (1) of Section 4.09(b). For purposes of determining compliance with this Section 4.09, at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

(e) Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness or Disqualified Stock by the Company or additional Indebtedness of any Restricted Subsidiary will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this Section 4.09.

(f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10.	Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such, other than:

(i) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company, or

(ii) dividends or distributions by a Restricted Subsidiary, provided that, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or the Parent;

(3) make any principal payment on or with respect to, or redeem, repurchase, defease or otherwise acquire or retire in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company or such Restricted Subsidiary (including any payment in respect of any amendment of the terms of such Subordinated Indebtedness, which amendment is sought in connection with any such acquisition of Subordinated Indebtedness or seeks to shorten any such date), other than Indebtedness owed to the Company or a Guarantor permitted under clauses (7) and (8) of Section 4.09; or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B) immediately after giving effect to such Restricted Payment on a pro forma basis, as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in paragraph (a) of Section 4.09 (for the purpose of this clause (B), without regard to the time limitation of one year following the Issue Date contained in such Section 4.09(a)); and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (5), (6), (7), (13) and (14) of paragraph (b) of this Section 4.10), is less (without duplication) than the sum of:

(i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(ii) 100% of the aggregate net cash proceeds received by the Company since immediately after the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

(iii) to the extent that any Restricted Investment that was made since immediately after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, plus

(iv) to the extent that any Unrestricted Subsidiary of the Company designated as such since immediately after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date and treated as a Restricted Payment hereunder, plus

(v) 50% of any dividends received by the Company or a Restricted Subsidiary of the Company since immediately after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period, minus

(vi) 50% of the aggregate amount of all Investments made since the Issue Date pursuant to clause (8) of the definition of “Permitted Investments” hereunder.

(b) The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (C)(ii) of paragraph (a) of this Section 4.10;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Refinancing Indebtedness of the Company which is incurred in compliance with Section 4.09;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement of common Equity Interests of the Parent held by any future, present or former employee, director or consultant of the Parent or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $1.0 million;

(5) the declaration and payment of distributions or dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with Section 4.09 to the extent such dividends are included in the definition of Consolidated Fixed Charges;

(6) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(7) the declaration and payment of distributions or dividends by the Company to, or the making of loans to the Parent in amounts required for the Parent to pay:

(A) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence,

(B) customary salary, bonus and other benefits payable to officers and employees of the Parent to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries, and

(C) general corporate overhead expenses of the Parent to the extent such expenses are attributable or allocable to the ownership or operation of the Company and the Restricted Subsidiaries;

provided, however, that such declarations, payments and dividends shall not exceed $1.5 million in any fiscal year.

(8) payments under the Services Agreement and/or Trademark and Licensing Agreement;

(9) the redemption, repurchase or other acquisition or retirement of, or any distributions or dividends to the Parent to effect the redemption, repurchase, acquisition or retirement of, any Equity Interests or Indebtedness of the Company or the Parent to the extent required by any Gaming Authority; provided, however, that, no such Restricted Payment shall be made if at the time of and after giving effect to such Restricted Payment a Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof unless (i) the ownership of such Equity Interests or Indebtedness will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any material Gaming License and (ii) so long as such efforts do not jeopardize a material Gaming License, the Company or the Parent shall have diligently sought a third-party purchaser for such Equity Interests or Indebtedness and no third-party purchaser acceptable to the relevant Gaming Authority was willing to purchase such Equity Interests or Indebtedness within a time period acceptable to such Gaming Authority;

(10) payments under any indemnification agreements with the members of the Board of Directors of the Parent (other than any payments under indemnification agreements included in the definition of “Tax Distributions” hereunder);

(11) for so long as the Company is a partnership or substantially similar pass-through entity for U.S. federal income tax purposes, any Tax Distributions;

(12) proceeds to fund any “Special Dividend” pursuant to Article IV.D.3 of the Parent’s Restated Certificate of Incorporation as in effect as of the Issue Date, to the extent that there are insufficient funds at the Parent to fund all or a portion of such Special Dividend;

(13) distributions of the World’s Fair Site Sale Proceeds; and

(14) proceeds to fund payments (including with respect to claims, fees, expenses, cure amounts and reserves) under or in connection with the Plan or the Cases;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (4), (5), (6), (7)(B), (7)(C), (11) and (12) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to paragraph (a) of this Section 4.10 or under clause (8) of the definition of “Permitted Investments” hereunder or otherwise pursuant to the definition of “Permitted Investments” hereunder, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(d) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.10 in excess of $10.0 million will be determined in good faith by the Board of Directors of TER and evidenced by a Board Resolution and, in the case of any assets or securities with a Fair Market Value in excess of $20.0 million, based upon a fairness opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing. Other than with respect to any payment described in clauses (1) through (14) of paragraph (b) of this Section 4.10, no later than the date of making any Restricted Payment, the Issuers will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed, together with a copy of any Board Resolution or fairness opinion or appraisal required hereunder.

Section 4.11.	Liens.

The Company will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, other than Permitted Liens, upon any of its property now owned or acquired after the date of the Indenture or upon any income or profits therefrom.

Section 4.12.	Asset Sales.

(a) The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale, unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests sold or otherwise disposed of;

(2) with respect to any Asset Sale involving consideration or property in excess of $10.0 million, such Fair Market Value is determined by the Board of Directors of TER and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee;

(3) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(A) any liabilities (as shown on the Company’s, or such Restricted Subsidiary’s, most recent balance sheet or in the footnotes thereto) (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or such Restricted Subsidiary’s Guarantee) that are assumed by the transferee of any such assets and for which the Company and all Restricted Subsidiaries have been validly released in writing by all creditors of such liabilities, and

(B) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 30 Business Days following the closing of such Asset Sale, shall be deemed to be cash for purposes of this provision and for no other purpose; and

(4) if such Asset Sale involves the disposition of Collateral, the Net Asset Sale Proceeds thereof, if cash or Cash Equivalents, shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account, and, if any property other than cash or Cash Equivalents so deposited into the Collateral Account is included in such Net Asset Sale Proceeds, such property shall be made subject to the Lien of the Indenture and the applicable Collateral Documents, in each case, subject to and pending application pursuant to the provisions set forth in the Collateral Documents.

(b) If the assets sold by the Company or any of its Restricted Subsidiaries from an Asset Sale or series of related Asset Sales generated less than 25% of the Company’s consolidated EBITDA for the most recent twelve-month period for which internal financial statements are available (an “Ordinary Asset Sale”), within 365 days after the Company’s or any Restricted Subsidiary’s receipt of such Net Asset Sale Proceeds, the Company or such Restricted Subsidiary, at its option, may apply the Net Asset Sale Proceeds from such Asset Sale:

(1) to the repayment of Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, or

(2) to an investment in (a) any one or more Permitted Businesses, provided that if such investment in any business is in the form of the acquisition of Capital Stock, such investment results in the Company or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such Person such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets (other than the payment of ordinary operating expenses), in each of (a), (b) and (c), used or useful in a Permitted Business (any of the foregoing clauses (a), (b), or (c), “Replacement Assets”);

provided that any Replacement Assets acquired with any Net Asset Sale Proceeds of Collateral shall be owned by the Company or by a Guarantor and shall not be subject to any Liens other than Permitted Liens, and the Company or such Guarantor, as the case may be, shall execute and deliver to the Collateral Agent such Collateral Documents or other instruments as shall be reasonably necessary to cause such Replacement Assets to become subject to a Lien in favor of the Collateral Agent on behalf of the Trustee, for the benefit of the Holders, securing its obligations under the Notes or its Guarantee, as the case may be, and otherwise shall comply with terms of this Indenture and the Senior Credit Facility.

(c) If the assets sold by the Company or any of its Restricted Subsidiaries from an Asset Sale or series of related Asset Sales generated 25% or more of the Company’s consolidated EBITDA for the most recent twelve-month period for which internal financial statements are available at the time of such sale (an “Extraordinary Asset Sale”), then within 10 Business Days after the Company’s or any Restricted Subsidiaries receipt of such Net Asset Sale Proceeds, the Company or such Restricted Subsidiary must repay any Priority Lien Debt (and, if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), if any, to the extent such Priority Lien Debt is permitted or required to be repaid with such proceeds in accordance with its terms.

(d) For the purposes of calculating the percentage of the Company’s consolidated EBITDA to determine an Ordinary Asset Sale or Extraordinary Asset Sale under this Section 4.12, the amount of EBITDA generated by such assets shall be determined on an annualized basis to the extent such assets were acquired less than twelve months prior to such Asset Sale or series of related Asset Sales.

(e) Any Net Asset Sale Proceeds (i) from an or Ordinary Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of paragraph (b) of this Section 4.12 or (ii) from an Extraordinary Asset Sale that are not used to repay Priority Lien Debt within the time period set forth in paragraph (c) of this Section 4.12, will be deemed to constitute “Excess Proceeds.” Within 10 Business Days following the date that the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers shall make an offer to all Holders (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes, tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis based on the aggregate principal amount of the Notes so tendered. Upon completion of any Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(f) Except as set forth in the following sentence, pending the final application of any Net Asset Sale Proceeds pursuant to this Section 4.12, the Company or the applicable Restricted Subsidiary may apply such Net Asset Sale Proceeds temporarily to reduce revolving credit Indebtedness or otherwise invest such Net Asset Sale Proceeds in any manner not prohibited by the Indenture. Notwithstanding the foregoing, all Net Asset Sale Proceeds of any Collateral in respect of any Asset Sale shall, pending their application in accordance with this Section 4.12 or the release thereof in accordance with the provisions of the Collateral Documents, be deposited in the Collateral Account under the Intercreditor Agreement.

(g) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Section 4.13.	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(2) make loans or advances to the Company or any Restricted Subsidiary; or

(3) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facility and the related documentation;

(2) the Indenture, the Collateral Documents and the Notes, in each case, as the same may be amended from time to time in accordance with the terms thereof;

(3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) of the preceding paragraph on the property so acquired;

(4) applicable law (including, without limitation, any Gaming Law) or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; provided that such restrictions or encumbrances relate only to the assets (or Capital Stock of an entity directly or indirectly owning such assets) being sold pursuant to these contracts;

(7) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.09 and 4.11 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09;

(10) customary provisions in joint venture agreements and other similar agreements;

(11) customary provisions contained in leases and other agreements entered into in the ordinary course of business;

(12) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the preceding paragraph imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above or this clause (12), provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of TER, no more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(13) restrictions imposed by Gaming Authorities on the payment of dividends by entities holding Gaming Licenses.

Section 4.14.	Transactions with Affiliates.

(a) The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions (i) involving aggregate payments or consideration in excess of $60,000, or (ii) involving Donald J. Trump or any of his controlled Affiliates, a resolution adopted by the Board of Directors of TER approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested directors of TER; provided, that for purposes of determining whether or not a director qualifies as “disinterested” for approval under this Section 4.14, any director nominated by or appointed by Donald J. Trump or any of his controlled Affiliates shall not be “disinterested” for purposes of approving any such Affiliate Transaction or series of related Affiliate Transactions involving Donald J. Trump or any of his controlled Affiliates; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions (i) involving aggregate payments or consideration in excess of $10.0 million or (ii) involving Donald J. Trump or his controlled Affiliates and aggregate payments or consideration in excess of $5.0 million, an opinion as to the fairness to the applicable entity of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing that is not an Affiliate of the Company or Donald J. Trump or own more than 10% of the outstanding equity interests of the Company or any Affiliate of the Company or Donald J. Trump prior to the consummation of such Affiliate Transaction (the Company being entitled to rely on representations made by such accounting, appraisal or investment banking firm as to ownership of any such equity interests).

(b) The foregoing provisions will not apply to the following:

(1) transactions between or among the Company or any of the Restricted Subsidiaries;

(2) Restricted Payments permitted by Section 4.10;

(3) the payment of (i) reasonable and customary fees paid to, and (ii) indemnities in the ordinary course of business provided on behalf of, officers, directors, employees or consultants of the Company, the Parent or any Restricted Subsidiary;

(4) the Trump Tower Lease, as in effect as of the Issue Date (including transactions and arrangements contemplated thereby or pursuant thereto), and any renewals, replacements or amendments thereof (so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect, taken as a whole, as compared to the applicable agreement as in effect on the Issue Date);

(5) the issuance of Equity Interests (other than Disqualified Stock) of the Company or the Parent to any director, officer or employee in connection with any benefit or compensation plan approved by the Board of Directors of TER;

(6) payments or loans (or cancellation of loans) to employees or consultants of the Company, the Parent or any Restricted Subsidiary and employment agreements, stock option plans and other arrangements which, in each case, are approved in good faith by a majority of the Board of Directors of TER;

(7) the Limited Partnership Agreement as in effect as of the Issue Date (including transactions and arrangements contemplated thereby or pursuant thereto), and any renewals, replacements or amendments thereof (so long as the terms of such renewals, replacements or amendments are not less favorable to the Holders in any material respect, taken as a whole, as compared to such agreement as in effect on the Issue Date and so long as such renewals, replacements or amendments are not disproportionately favorable to Donald J. Trump (or the successor to his interest therein); or

(8) the following arrangements and agreements as in effect on the Issue Date (including transactions and arrangements contemplated thereby and pursuant thereto, but not any agreements entered into pursuant to the ROFO Agreement): (a) the BHR Joint Venture and the Parking Lease; (b) the Trademark and Licensing Agreement; (c) the ROFO Agreement; (d) the Services Agreement; (e) the Voting Agreement; (f) the Warrant Agreements; and (g) the Berthing Agreement.

Section 4.15.	Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided that the Company or any of its Restricted Subsidiaries may enter into a Sale and Lease-Back Transaction if:

(1) the Company or that Restricted Subsidiary, if applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Lease-Back Transaction under the Total Leverage Ratio test in paragraph (a) of Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.11;

(2) the gross cash proceeds of that Sale and Lease-Back transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of TER and set forth in an Officers’ Certificate and delivered to the Trustee, of the property that is the subject of that Sale and Lease-Back transaction; and

(3) the transfer of assets in that Sale and Lease-Back transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.12 hereof.

Section 4.16.	Issuances and Sales of Equity Interests of Restricted Subsidiaries.

The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary to any Person (other than the Company or a Restricted Subsidiary of the Company that is a Wholly-Owned Subsidiary), unless:

(1) such transfer, conveyance, sale, lease or other disposition is of all Equity Interests in such Restricted Subsidiary; and

(2) the cash Net Asset Sale Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.12;

In addition, the Company will not permit any of its Restricted Subsidiaries to issue any of its Equity Interests to any Person other than to the Company or a Restricted Subsidiary that is a Wholly-Owned Subsidiary.

Section 4.17.	Designation of Restricted and Unrestricted Subsidiaries.

The Company’s Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value (as determined in good faith by the Company’s Board of Directors) of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under paragraph (a) of Section 4.10 or the definition of “Permitted Investments,” as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.” The Company’s Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.18.	Repurchase at the Option of Holders Upon a Change of Control.

(a) If a Change of Control occurs, the Issuers will make an offer (the “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased, to the Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(b) Within 30 days following any Change of Control, the Issuers shall mail a notice of such Change of Control Offer by first class mail, postage prepaid, to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.18 and that all Notes tendered shall be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered shall remain outstanding and continue to accrue interest;

(4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the

Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(c) So long as the Notes are in global form, if the Issuers make an offer to purchase all of the Notes pursuant to a Change of Control Offer, a Holder may exercise its option to elect for the purchase of Notes through the facilities of the Depositary, subject to its rules and regulations.

(d) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.18 of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.18 by virtue of such conflict.

(e) On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) prior to 11:00 a.m. (New York City time) on such date, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

(f) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(g) Notwithstanding anything to the contrary in this Section 4.18, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.18 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

Section 4.19.	Additional Guarantees.

(a) If:

(1) the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary (other than an Immaterial Subsidiary) after the date of this Indenture in accordance with this Section 4.19, or

(2) any Immaterial Subsidiary that is not a Guarantor ceases to be an Immaterial Subsidiary,

then, subject to applicable Gaming Laws, that Domestic Restricted Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel, reasonably satisfactory to the Trustee and subject to customary assumptions and exclusions, within 30 days of the date on which it was acquired, created, or ceased to be an Immaterial Subsidiary; provided that if that Subsidiary is properly designated as an Unrestricted Subsidiary in accordance with the Indenture then this covenant shall not apply for so long as such Subsidiary continues to constitute an Unrestricted Subsidiary.

(b) In the case of additional Guarantees arising as a result of clause (2) with respect to the guarantee of any Indebtedness of the Company or any Guarantor by a former Immaterial Subsidiary, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes.

(c) The Company will not acquire or create, or permit any of its Restricted Subsidiaries to acquire or create, any Domestic Restricted Subsidiary that is treated as a corporation under U.S. federal income tax law, other than Immaterial Subsidiaries; provided, that in the case of an Immaterial Subsidiary that is treated as a corporation under U.S. federal income tax law, if such Immaterial Subsidiary ceases to be an Immaterial Subsidiary and is required to become a Guarantor pursuant to this Section 4.19, the Company shall promptly cause such Immaterial Subsidiary to first be converted to an entity that is not treated as a corporation under U.S. federal income tax law or otherwise merge, consolidate or liquidate such Immaterial Subsidiary with and into the Company or a Guarantor.

Section 4.20.	Business Activities.

The Company will not, and will not permit any of its Subsidiaries to, engage in any business or investment activities other than a Permitted Business; provided, however, that Trump Indiana shall not engage in any business or activity that materially deviates from those businesses or activities conducted on the Issue Date. Neither the Company nor any of its Subsidiaries may conduct a Permitted Business in any gaming jurisdiction in which the Company or such Subsidiary is not licensed on the Issue Date if the Holders of Notes would be required to be licensed or qualified as a result thereof; provided, however, that the provisions described in this sentence will not prohibit the Company or any of its Subsidiaries from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the Holders, but reserves the discretionary right to require the licensing or qualification of any Holder.

Section 4.21.	Events of Loss.

(a) In the event of an Event of Loss with respect to any Collateral with a Fair Market Value (or replacement cost, if greater) in excess of $5.0 million, the affected Issuer or the affected Guarantor, as the case may be, will apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the affected property (the “Subject Property”), or to the payment of Priority Lien Debt, and, if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, with no concurrent obligation to make any purchase of any Notes; provided, however, that the Company delivers to the Trustee within 90 days of such Event of Loss:

(1) a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed and operating within 365 days from the date of such opinion; and

(2) an Officers’ Certificate certifying that the affected Issuer or the affected Guarantor has available from Net Loss Proceeds (including amounts collectible from the applicable insurance carrier) or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above.

(b) Any Net Loss Proceeds that are not invested or applied as provided in clause (a) above will be deemed to constitute “Excess Loss Proceeds.” Within 10 Business Days following the date that the aggregate amount of Excess Loss Proceeds received by the applicable Issuer or the applicable Guarantor exceeds $15.0 million, the Issuers will make an offer to all Holders (an “Event of Loss Offer”), to purchase the maximum principal amount of Notes that may be purchased out of the Excess Loss Proceeds at an offer price in cash in an amount equal to 100% of principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such Pari Passu Debt, as applicable, tendered pursuant to an Event of Loss Offer is less than the Excess Loss Proceeds, such remaining Excess Loss Proceeds shall be deposited in the Collateral Account and shall be released to the Issuers upon the satisfaction of the conditions to release described in the Indenture and the Collateral Documents. If the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis based on the aggregate principal amount of the Notes so tendered. Upon completion of any Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero.

(c) In the event of any settlement relating to any Event of Loss, the affected Issuer or the affected Guarantor, as the case may be, will be required to receive consideration at least equal to the Fair Market Value of the property subject to the Event of Loss. With respect to any settlement relating to any Event of Loss involving property or assets, the portion of which is destroyed, damaged, condemned, seized or taken, as the case may be, has a Fair Market Value in excess of $20.0 million, (i) the Fair Market Value shall be evidenced by a resolution of the Board of Directors of TER set forth in an Officers’ Certificate delivered to the Trustee, and (ii) at least 85% of such consideration shall be in cash or Cash Equivalents.

Section 4.22.	Additional Collateral.

(a) In addition to the Collateral granted by the Issuers and the Guarantors to the Collateral Agent for the benefit of the Holders on the Issue Date, the Issuers and the Guarantors will, in the circumstances described in this Section 4.22, grant additional collateral to secure the obligations under the Notes and Guarantees consisting of other property and assets of the Issuers and the Guarantors not then constituting Collateral hereunder, other than Excluded Assets (each right, title or interest in or to such property referred to herein as “Additional Collateral”).

(b) On January 1st of each calendar year following the Issue Date, the Issuers shall present to the Collateral Agent an itemized valuation of the Collateral pledged to secure its obligations hereunder in reasonable detail showing separately the value of all interests in real property and other property incidental to the activity of holding real property (within the meaning of Treasury Regulation Section 1.465-27(b)(2)(i)) and the value of all other property pledged as Collateral as of such date (the “Collateral Valuation”). The Collateral Valuation shall be prepared and certified by a nationally recognized independent appraisal or investment banking firm as of a date no more than 45 days prior to such delivery to the Collateral Agent. Upon delivery of the Collateral Valuation, the Company shall also deliver a certified resolution of the Board of Directors of TER determining, in its reasonable discretion after consultation with counsel, the amount, if any, of the Additional Collateral that shall be pledged to secure the Issuers’ and Guarantors’ obligations under the Notes and Guarantees hereunder. Such determination shall be made in good faith by the Board of Directors in order to pledge all or a portion of the Additional Collateral to the extent permissible under the provisions of Treasury Regulation Section 1.465-27. Such certified resolution, Collateral Valuation and the calculation of Additional Collateral permitted to be pledged to secure the Note Obligations hereunder shall be set forth in an Officers’ Certificate and delivered to the Trustee and Collateral Agent. In the event that any Additional Collateral is determined to be required to be pledged as Collateral pursuant to this Section 4.22(b), the Company and Collateral Agent shall execute and deliver all applicable amendments, addendums and other documents under the Collateral Documents to effect the pledge of and perfection of a Lien on the Additional Collateral, subject to the prior Liens on the assets of the Issuers and Guarantors securing Priority Lien Debt and other Permitted Prior Liens, within 90 days after the delivery of the Collateral Valuation. If the granting of a security interest in Additional Collateral requires the consent of a third party, the Company will use its commercially reasonable efforts to obtain such consent with respect to the Lien for the benefit of the Collateral Agent. All or any portion of the Additional Collateral that is hereafter pledged to secure the obligations under the Notes and Guarantees hereunder shall thereafter be “Collateral” for all purposes under this Indenture and the Collateral Documents, in each case without the need to otherwise amend the Indenture, except as determined by the Issuers and the Collateral Agent.

(c) In the event that an Issuer or any Guarantor (other than any Guarantor that is treated as a corporation for U.S. federal income tax purposes) acquires any interest in any parcel of real property after the Issue Date, then the Issuer or such Guarantor shall enter into a Mortgage in substantially the form of those Mortgages attached hereto as Exhibits E, F and G, pledging such real property, together with all property incidental thereto (within the meaning of Treasury Regulation Section 1.465-27), as Additional Collateral to secure the Note Obligations hereunder.

(d) In the event that the Qualified Portion of the Note Obligations is set to zero pursuant to Section 4.26(a) or (b), then the Issuers and the Guarantors shall enter into amendments to the Security Agreement and/or enter into new security agreements, mortgages or such other agreements as is necessary or appropriate to pledge all of the property (both real and personal, tangible and intangible) then held by the Issuers or any of the Guarantors as Collateral to secure the Note Obligations hereunder, including any after-acquired property, other than Excluded Assets.

Section 4.23.	Insurance.

The Issuers and the other Pledgors will:

(1) keep their properties adequately insured at all times by financially sound and reputable insurers;

(2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3) maintain such other insurance as may be required by law;

(4) maintain title insurance on all real property Collateral insuring the Collateral Agent’s Lien on that property, subject only to Permitted Prior Liens and other exceptions to title approved by the Collateral Agent; provided that title insurance need only be maintained on any particular parcel of real property having a Fair Market Value of less than $1.0 million if and to the extent title insurance is maintained in respect of Priority Liens on that property; and

(5) maintain such other insurance as may be required by the Indenture and the Collateral Documents.

Upon the request of the Collateral Agent, the Issuers and the Guarantors will furnish to the Collateral Agent full information as to their property and liability insurance carriers. The Holders, as a class, will be named as additional insureds, with a waiver of subrogation, on all insurance policies of the Issuers and Guarantors and the Collateral Agent will be named as loss payee, with 30 days’ notice of cancellation or material change, on all property and casualty insurance policies of the Issuers and the Guarantors.

Section 4.24.	Further Assurances.

The Issuers shall, and shall cause each of the Pledgors to, execute and deliver such additional instruments, certificates or documents, and take such actions as may be reasonably required from time to time in order to:

(1) carry out more effectively the purposes of the Collateral Documents;

(2) create, grant, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

(3) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee or the Collateral Agent under any other instrument executed in connection therewith.

Upon the exercise by the Trustee, the Collateral Agent or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including any Gaming Authority), the Issuers shall, and shall cause each of the Pledgors to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required of the Issuers or any of the Pledgors for such governmental consent, approval, recording, qualification or authorization.

Section 4.25.	Limitation on Activities of TER Funding.

TER Funding will not conduct any business (including having any Subsidiary) whatsoever, other than to comply with its obligations under the Indenture and the Notes. TER Funding will not incur or otherwise become liable for any Indebtedness (other than the Permitted Indebtedness, the Indenture, the Notes and any renewal, extension, substitution, refunding, refinancing or replacement thereof in accordance with the Indenture) or make any Restricted Payments.

Section 4.26.	Adjustment of Non-Qualified Portion and Qualified Portion of Note Obligations.

(a) Pursuant to Section 7.12 of the Limited Partnership Agreement, Donald J. Trump is required, on a periodic basis no less frequently than annually, to calculate the maximum amount of non-recourse Indebtedness required to support his existing capital accounts and tax structure and deliver a copy of such calculation to the Company in writing, all in accordance with the terms of the Limited Partnership Agreement (each, a “Qualified Indebtedness Determination”). Upon each such Qualified Indebtedness Determination, the Company shall determine the maximum amount of the Qualified Portion of the Note Obligations hereunder and, within 30 days of receipt of the Qualified Indebtedness Determination, notify the Trustee in writing of the revised percentages of the Qualified Portion and Non-Qualified Portion of the Note Obligations, if any; provided, however, in no event shall the aggregate principal amount of the Qualified Note Obligations hereunder exceed $730 million (or, if such amount is adjusted pursuant to this Section 4.26, such adjusted principal amount). The Non-Qualified Portion of the Note Obligations shall be adjusted to equal 100% less the Qualified Portion of the Note Obligations. The Trustee shall make available the then-applicable percentage of Qualified Portion and Non-Qualified Portion of the Note Obligations to any Holder upon written request.

(b) Notwithstanding the foregoing provisions of Section 4.26(a), in the event of the death of Donald J. Trump, the time at which none of Donald J. Trump or any Affiliate of Donald J. Trump is a partner in the Company, or the sale of more than 90% of the gross assets of the Company (other than the current assets), the Qualified Portion of the Notes shall thereupon become set to zero, and all outstanding Note Obligations shall thereupon become fully recourse to the Issuers and TER, as general partner of the Company.

(c) Without the consent of the Required Noteholders, the Company shall not permit Section 7.12 of the Limited Partnership Agreement to be amended in a manner that would be materially adverse to the Holders of the Notes.

(d) The determination of the Qualified Portion and Non-Qualified Portion of the Note Obligations pursuant to this Section 4.26 shall be made in good faith by the Board of Directors of the Company and set forth in a Board Resolution thereof.

ARTICLE 5.

SUCCESSORS

Section 5.01.	Merger, Consolidation and Sale of Assets.

(a) The Company may not, directly or indirectly, consolidate with or merge with or into any other Person (whether or not the Company is the Surviving Person) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties or assets (as an entirety or substantially as an entirety in one transaction or series of related transactions) to any Person or group of affiliated Persons or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a transfer of all or substantially all of the properties or assets of the Company on a consolidated basis to any other Person, unless:

(i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or merger or into which the Company is merged or to which the properties of the Company are transferred (the “Surviving Entity”) shall be a partnership, limited liability company or corporation duly organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture and supplemental Collateral Documents in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, the Indenture and the Collateral Documents, and the Notes, the Indenture and the Collateral Documents shall remain in full force and effect;

(ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Event of Default or Default shall have occurred and be continuing;

(iii) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, the Company (or the Surviving Entity, as applicable) and the Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in paragraph (a) of Section 4.09;

(iv) immediately after such transaction, the Company or the Surviving Entity, as applicable, holds all Permits required for the operation of the business of, and such entity is controlled by a Person (or has retained a Person which is) experienced in, operating casino hotels or otherwise holds all Permits (including those required from Gaming Authorities) to operate its business; and

(v) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction, provided that such Holder or beneficial owner would not have been required to obtain a gaming license or be qualified or found suitable under the laws of the applicable gaming jurisdiction in the absence of such transaction; provided further that a transaction involving a jurisdiction that does not require the licensing or qualification of any Holder of Notes as a condition to such transaction, but reserves the discretionary right to require the licensing or qualification of any Holder of Notes, shall not be prohibited pursuant to the terms of this clause (v).

The Company or the Surviving Entity shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition does not breach the Indenture and the Collateral Documents and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture complies with this provision of the Indenture and the Collateral Documents, and that all conditions precedent in the Indenture relating to the transaction have been satisfied.

(b) In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing Person, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall in such case be discharged from all obligations and covenants under the Indenture, the Notes and the Collateral Documents.

(c) Notwithstanding anything herein to the contrary, TER Funding shall, at all times that the Company is a partnership or limited liability company, be maintained as a C corporation and a directly Wholly-Owned Subsidiary of the Company.

Section 5.02.	Successor Corporation Substituted.

Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition in accordance with Section 5.01, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made (the “Surviving Person”) shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes, except in the case of a sale, transfer, lease, assignment, conveyance or other disposition of all or substantially all of the assets of the Issuers as provided in Section 5.01(a) hereof.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01.	Events of Default.

Each of the following is an “Event of Default” with respect to the Notes:

(a) the failure by the Issuers to pay any installment of interest (including defaulted interest) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

(b) the failure by the Issuers to pay all or any part of the principal or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise including, without limitation, payment of the Change of Control Payment Price, purchase price in any Event of Loss Offer or the Asset Sale Offer, or otherwise;

(c) the failure by the Issuers or any of the Company’s Restricted Subsidiaries after written notice from the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then outstanding to comply with the provisions of Sections 4.12, 4.18, 4.21 or 5.01;

(d) the failure by the Issuers or any of the Company’s Subsidiaries to observe or perform any other covenant or agreement contained in any Note Documents and the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

(e) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers, any Guarantor or any of the Company’s Subsidiaries (or the payment of which is guaranteed by any Issuer or any of the Guarantors) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness, after the expiration of any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and in each case, either (i) such Indebtedness was incurred pursuant to clause (1) of paragraph (b) of Section 4.09 or (ii) the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20 million or more;

(f) failure by the Issuers or any of the Company’s Subsidiaries to pay final unsatisfied judgments aggregating in excess of $20 million at any one time rendered against either or both of the Issuers or any of the Company’s Subsidiaries and not stayed, bonded or discharged within 60 days;

(g) the revocation, suspension or involuntary loss of any Permit which results in the cessation of all or a material portion or aspect of the gaming operations of the Casino Properties for a period of more than 90 consecutive days;

(h) except as permitted by the Indenture and the Notes, the cessation of effectiveness of any Guarantee of the Note Obligations in any material respect or the finding by any judicial proceeding that any such Guarantee is unenforceable or invalid in any material respect or the denial or disaffirmation by any Guarantor in writing of its obligations under its Guarantee;

(i) a default by any Issuer or any Guarantor in the performance of any of their respective obligations under the Collateral Documents, or the failure of any of the representations or warranties contained in the Collateral Documents to be true and correct as of and on the times specified therein, in each case which materially and adversely affects the enforceability, validity, perfection or priority of the Trustee’s Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, a repudiation or disaffirmation by any Issuer or any Guarantor of its obligations under the Collateral Documents or the determination in a judicial proceeding that the Collateral Documents are unenforceable or invalid against any Issuer or any Guarantor for any reason;

(j) Donald J. Trump fails to perform any of his obligations under the Trademark and Licensing Agreement which results in the substantial diminution of value of the Trademark and Licensing Agreement and the Company fails to diligently pursue in good faith appropriate remedies, or the Trademark and Licensing Agreement is terminated by the Company or any other party other than in accordance with its terms; provided, however, that any conversion of the Trademark Licensing Agreement into a royalty bearing license as contemplated therein shall not constitute a termination of the Trademark Licensing Agreement;

(k) the occurrence of any of the following:

(i) except as permitted by the Indenture, any Collateral Document ceases for any reason to be fully enforceable; provided, that it will not be an Event of Default under this clause (k)(i) if the sole result of the failure of one or more Collateral Document to be fully enforceable is that any Lien purported to be granted under such Collateral Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $1.0 million ceases to be an enforceable and perfected Lien, subject only to Permitted Prior Liens and such failure is remedied within 30 days after notice thereof by the Collateral Agent, Trustee or Holders of not less than 25% in aggregate principal amount of Notes than outstanding; or

(ii) the Company or any other Pledgor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Pledgor set forth in or arising under any Collateral Document; or

(l) an Issuer, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or gives written notice of intention to make a proposal under any Bankruptcy Law;

(B) consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency in writing; and

(m) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against an Issuer, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary in an involuntary case; or

(B) appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of an Issuer, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of an Issuer, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of an Issuer, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

and such order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.	Acceleration.

If any Event of Default (other than those of the type described in Section 6.01(l) or (m)) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of at least 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Issuers and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.

In the case of an Event of Default specified in Section 6.01(l) or (m), all outstanding Notes shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

At any time after a declaration of acceleration with respect to the Notes, the Required Noteholders (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:

(a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by reason of such declaration of acceleration; and

(c) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by the Issuers or on their behalf with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to June 1, 2010, by reason of any willful action (or inaction) taken (or not taken) by the Issuers or on their behalf with the intention of avoiding the prohibition on redemption of the Notes prior to June 1, 2010, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03.	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

Section 6.04.	Waiver of Defaults.

The Required Noteholders by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default, and its consequences hereunder, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest, on the Notes (provided, that the Required Noteholders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences of that Event of Default, including without limitation any acceleration or resulting payment default, shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if after the Event of Default arose:

(a) the Indebtedness that is the basis for the Event of Default has been discharged;

(b) the holders of such Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default; or

(c) the default that is the basis for such Event of Default has been cured.

Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.	Control by Majority.

Subject to Section 6.02, Section 7.01, Section 7.02 and Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Required Noteholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

Section 6.06.	Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Issuers,

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable security or indemnity to the Trustee to institute such proceeding as Trustee, and

(c) the Trustee shall not have received from the Required Noteholders a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided, that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture and the Collateral Documents upon any property subject to such Lien.

Section 6.08.	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.	Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due to the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.	Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Issuers, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01.	Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.	Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each Issuer.

(e) The Trustee shall not be deemed to have notice of any Default or Event of Default except (i) any Default or Event of Default occurring with respect to Section 4.01 or under 6.01(a) or 6.01(b) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee has actual knowledge thereof or of which written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Issuers or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(f) Delivery of reports, information and documents to the Trustee under Section 4.03 hereunder is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from the information contained therein, including the Issuers’ or any Restricted Subsidiary’s compliance with any of their covenants hereunder (as to which, absent actual knowledge thereof by a Responsible Officer of the Trustee, the Trustee is entitled to rely exclusively on Officers’ Certificates)

(g) Except with respect to Section 4.01 hereunder, the Trustee shall have no duty to inquire as to the performance of the Issuers’ covenants in Article 4 hereunder.

Section 7.03.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of any Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.	Reports by Trustee to Holders.

Within 60 days after each May 15th beginning with May 15, 2006, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA §313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA §313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07.	Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers shall jointly and severally indemnify the Trustee (in its capacity as Trustee, Registrar and Paying Agent) or any predecessor Trustee (in its capacity as Trustee, Registrar and Paying Agent) against any and all losses, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its willful misconduct, negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations under this Section 7.07, to the extent the Issuers have not been prejudiced thereby. The Issuers shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Issuers and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Issuers’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(l) or (m) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days’ prior notice to the Issuers and be discharged from the trust hereby created by so notifying the Issuers. The Required Noteholders may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Required Noteholders may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Issuers, the Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an Indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09.	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.11.	Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Guarantees upon compliance with the conditions set forth in this Article 8.

Section 8.02.	Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee. For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under the Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith and (d) this Article 8. If the Issuers exercise under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Issuers may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03.	Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.08 through 4.26 hereof, and the operation of Section 5.01(a), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuers and Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees shall be unaffected thereby. If the Issuers exercise under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in clause (c) (with respect to the covenants contained in Sections 4.12, 4.18, 4.21 or 5.01), clause (d) (with respect to the covenants contained in Sections 4.08 through 4.11, 4.13 through 4.17, 4.19, 4.20 and 4.22 through 4.26 hereof), and clauses (e), (f), (g), (h), (i), (j), (k), (l) and (m) (but in the case of clauses (l) and (m), with respect to Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary only) of Section 6.01.

Section 8.04.	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes.

The Legal Defeasance or Covenant Defeasance may be exercised only if:

(a) the Issuers irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in an amount sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers shall specify whether the Notes are being defeased to Stated Maturity or to such particular redemption date;

(b) in the case of Legal Defeasance, the Issuers shall deliver to the Trustee an Opinion of Counsel confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) subsequent to the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuers shall deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the

Issuers or any Restricted Subsidiary of the Company is a party or by which the Issuers or any Restricted Subsidiary of the Company is bound;

(f) the Issuers shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding such other creditors; and

(g) the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.	Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any cash or non-callable U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.	Repayment to Company.

The Trustee shall promptly, and in any event, no later than three (3) Business Days, pay to the Issuers after request therefor, any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Issuers’ Obligations then owing with respect to the Notes.

Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuers as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Issuers.

Section 8.07.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.	Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder to:

(a) cure any ambiguity, omission, mistake, defect or inconsistency;

(b) provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) provide the assumption of the Issuers’ or any Guarantor’s obligations to Holders (including, without limitation, pursuant to Section 5.01);

(d) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(e) add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(f) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(g) evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

(h) add a Guarantor under the Indenture;

(i) make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(j) make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Collateral Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Collateral Documents.

Section 9.02.	With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, any Guarantee, the Notes or the Guarantees with the consent of the Required

Noteholders, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Required Noteholders, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes; provided, that any such amendment or supplement to or waiver of the Collateral Documents also shall comply with the provisions described in the Intercreditor Agreement.

Without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of the Notes, the Indenture or the Collateral Documents,

(b) reduce the principal of or change the fixed maturity of any such note or alter or waive the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.12, 4.18 and 4.21),

(c) reduce the rate of or change the time for payment of interest on any Note,

(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under the Indenture, except a rescission of acceleration of the Notes by the Required Noteholders and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders,

(e) make any Note payable in money other than that stated in the Notes,

(f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes (other than provisions relating to Sections 4.12, 4.18 and 4.21),

(g) make any change in these amendment and waiver provisions,

(h) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(i) release all or substantially all of the Collateral other than in accordance with the terms of the Collateral Documents and the Indenture; or

(j) at any time after a Change of Control Offer, Asset Sale Offer or Event of Loss Offer is required by Sections 4.12, 4.18 and 4.21, modify the provisions of any such covenant (or related definition) in the Indenture requiring the Company to make such an offer to purchase the Notes in accordance with the terms thereof.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holder of each Note affected thereby to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03.	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05.	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.	Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. None of the Issuers nor any Guarantor may sign an amendment or supplemental indenture until its Board of Directors (or committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the valid and binding obligation of the Issuers enforceable against each of them in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

ARTICLE 10.

GUARANTEES

Section 10.01.	Guarantee.

Subject to this Article 10, the Guarantors hereby unconditionally guarantee, on the same basis as to the Non-Qualified Portion and Qualified Portion as the Issuers, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns: (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee under this Indenture or any other agreement with or for the benefit of the Holders or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. Notwithstanding anything herein or in the other Note Documents to the contrary, Trump Indiana, together with any Subsidiary of any Issuer that is treated as a corporation under U.S. federal income tax law and may in the future become a Guarantor hereunder, shall not pledge any Collateral to secure Note Obligations hereunder and shall only Guarantee the Non-Qualified Portion of the Note Obligations.

Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the Note Obligations of the Issuers under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Issuers or any other obligor with respect to this Indenture, the Notes or the Note Obligations of the Issuers under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Issuers (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (1) proceed against the Issuers, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person, (2) proceed against or exhaust any security held from the Issuers, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Issuers or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuers including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuers from any cause other than payment in full of the Obligations under the Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or Lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Issuers and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05, each Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02.	Limitation on Guarantor Liability.

(a) Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Issuers’ obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor “insolvent” (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or Trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).

(b) In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 10.2(a), the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

Section 10.03.	Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit B attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Guarantee pursuant to Section 4.19 to execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee, pursuant to which such Person provides the guarantee set forth in this Article 10 and otherwise assumes the obligations and accepts the rights of a Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor. The Issuers also hereby agrees to cause each such new Guarantor to evidence its guarantee by endorsing a notation of such guarantee on each Note as provided in this Section 10.03.

Section 10.04.	Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05, no Guarantor will consolidate or merge with or into (whether or not such Guarantor is the Surviving Person) another Person unless:

(a) subject to Section 10.05, the Person formed by or surviving any such consolidation or merger (if other than the Company or a Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture and supplemental Collateral Documents in form and substance reasonably satisfactory to the Trustee and the Collateral Agent, pursuant to which such Person shall unconditionally guarantee all of such Guarantor’s obligations under such Guarantor’s Guarantee, the Indenture, and the Collateral Documents on the terms set forth herein;

(b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing; and

(c) immediately after such transaction, the surviving Person holds all Permits required for operation of the business of, and such entity is controlled by a Person (or has retained a Person which is) experienced in, operating casino hotels or otherwise holds all Permits (including those required from Gaming Authorities) to operate its business.

The Guarantor shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition does not breach the Indenture and the Collateral Documents and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture complies with this provision of the Indenture and the Collateral Documents, and that all conditions precedent in the Indenture relating to the transaction have been satisfied.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05.	Releases Following Merger, Consolidation or Sale of Assets, Etc.

Upon:

(1) a sale or other disposition of a Guarantor (as an entirety) (whether by way of merger, consolidation, sale or other disposition of all of the assets of such Guarantor, sale or other disposition of all of the Equity Interests of such Guarantor or otherwise) other than a transaction that constitutes a sale of all or substantially all of the assets of the Company so as to trigger a Change of Control, to a Person that is not (either before or after giving effect to such transactions) the Company or a Guarantor, and provided that the Net Asset Sale Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.12, or

(2) the designation of a Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture,

then such Guarantor will be released and relieved of any obligations under its Guarantee, and neither such transaction nor the Person formed by any such consolidation or merger or that so acquires the assets or Equity Interests of such Guarantor shall be required to comply with the provisions set forth in Section 10.04.

Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11.

COLLATERAL AND SECURITY

Section 11.01.	Collateral Documents.

The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Issuers and the Guarantors to the Holders or the Trustee under this Indenture, the Notes and the Guarantees, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents which the Issuers and the Guarantors shall enter into on the Issue Date, in substantially the forms attached as Exhibits C through G hereto, together with such changes as may be reasonably necessary to accurately reflect the Collateral referred to therein, and which the Issuers and the Guarantors may enter into on or after the Issue Date in accordance with the terms hereof. Each Holder authorizes the Trustee to initially act as Collateral Agent for the Holders under the Collateral Documents. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and the terms of this Indenture and authorizes and directs the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreement, in substantially the form attached as Exhibit D hereto, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers and the Guarantors shall deliver to the Collateral Agent copies of all documents executed pursuant to this Indenture or the Collateral Documents and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Guarantees secured hereby, according to the intent and purposes herein expressed. The Issuers shall, and shall cause their Subsidiaries to, at their own expense, take all reasonable actions (i) that are requested by the Trustee or the Collateral Agent, or (ii) that an Officer of the Issuer has knowledge are necessary as a legal matter, in either case of (i) or (ii), as required to establish, maintain and perfect a security interest in and continuing Lien on all of the Collateral, in favor of the Collateral Agent for the benefit of the Holders, superior to and prior to the rights of all third Persons, except for holders of Priority Lien Obligations, and subject to no Liens other than Permitted Liens and the Liens permitted by the Collateral Documents. Without limiting the generality of the foregoing, the Issuers shall execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, and fixture filings and such mortgages, or deeds of trust in all places necessary to establish, maintain and perfect the Liens purported to be provided for in the Collateral Documents.

Section 11.02.	Recording and Opinions.

The Issuers and the Guarantors shall furnish to the Trustee no later than March 31st in each year beginning with March 31, 2006, an Opinion of Counsel, dated as of such date, either:

(a) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interest in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders, the Collateral Agent and the Trustee hereunder and under the Collateral Documents with respect to the security interest in the Collateral; or

(b) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

The Company will otherwise comply with the provisions of TIA §314(b).

Section 11.03.	Release of Collateral.

(a) Subject to subsections (b), (c) and (d) of this Section 11.03 and the Intercreditor Agreement, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents, the Intercreditor Agreement or as provided hereby. In addition, subject to the terms of the Intercreditor Agreement, upon the request of the Issuers pursuant to an Officers’ Certificate certifying that all conditions precedent under the Indenture have been met, then (at the sole cost and expense of the Issuers) the Collateral Agent shall release (or cause to be released) Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company will apply the Net Asset Sale Proceeds in compliance with Section 4.12. Upon receipt of such Officers’ Certificate the Collateral Agent shall promptly execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Collateral Documents or the Intercreditor Agreement.

(b) No Collateral may be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents and the Intercreditor Agreement unless the certificate required by this Section 11.03 has been delivered to the Collateral Agent.

(c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Collateral Documents and the Intercreditor Agreement will be effective as against the Holders.

(d) The release of any Collateral from the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Collateral

Documents, this Indenture and the Intercreditor Agreement. To the extent applicable, the Issuers shall cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of each Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

Section 11.04.	Certificates of the Company.

(a) The Issuers shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Documents and the Intercreditor Agreement:

(1) all documents required by TIA §314(d); and

(2) an Opinion of Counsel, which may be rendered by internal counsel to the Issuers to the effect that such accompanying documents constitute all documents required by TIA §314(d).

(b) The Trustee, to the extent permitted by Sections 7.01 and 7.02 hereof, and the Collateral Agent may accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

(c) Notwithstanding anything to the contrary in this Section 11.04, the Issuers shall not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC or its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of releases of Collateral or the SEC will not take any action against the Issuers for failure to comply with, or that the Issuers are exempt from, all or any portion of TIA §314(d).

Section 11.05.	Certificates of the Trustee.

In the event that the Issuers wish to release Collateral in accordance with the Collateral Documents and the Intercreditor Agreement and has delivered the certificates and documents required by the Collateral Documents, the Intercreditor Agreement and Sections 11.03 and 11.04 hereof, the Trustee will determine whether it has received all documentation required by TIA §314(d) in connection with such release.

Section 11.06.	Authorization of Actions to Be Taken by the Trustee and the Collateral Agent Under the Collateral Documents.

Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Collateral Documents and the Intercreditor Agreement; and

(b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Guarantors hereunder and under the Notes and the Guarantees.

The Collateral Agent shall have the power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, this Indenture or the Intercreditor Agreement, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of, or compliance with, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Collateral Agent).

Section 11.07.	Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Documents.

The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents and the Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement.

Section 11.08.	Termination of Security Interest.

Subject to the Intercreditor Agreement, upon the full and final payment and performance of all Obligations of the Issuers and the Guarantors under this Indenture, the Notes and the Guarantees or in connection with the discharge of all Obligations under the Notes, the Guarantees and this Indenture as described under Article 8 and Article 12 (including a release of Guarantees under Section 10.05 hereunder or designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture), the Trustee shall, at the request of the Issuers, deliver an Officers’ Certificate to the Collateral Agent stating that such Obligations have been paid in full or discharged, as the case may be, and instruct the Collateral Agent to release the Liens pursuant to this Indenture, the Intercreditor Agreement and the Collateral Documents.

Section 11.09.	Conflicts Between Indenture and Collateral Documents.

If any conflict or inconsistency exists between this Indenture and any of the Collateral Documents, this Indenture shall govern; provided, however, that to the extent a Collateral Document is governed by a law other than the internal laws of the State of New York, this Indenture shall not require that the internal laws of the State of New York govern such Collateral Document.

ARTICLE 12.

SATISFACTION AND DISCHARGE

Section 12.01.	Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes and Guarantees issued hereunder, when either:

(i) all such Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(ii) (A) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, (B) the Issuers have paid or caused to be paid all sums payable by it under the Indenture and (C) the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be; and

in the case of either clause (i) or (ii):

(x) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; and

(y) the Issuers shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 12.02.	Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.03, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.02, the “Trustee”) pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 12.03.	Repayment to Company.

Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuers as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Issuers.

ARTICLE 13.

MISCELLANEOUS

Section 13.01.	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(a), the imposed duties of the TIA shall control.

Section 13.02.	Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Issuers and/or any Guarantor:

Trump Entertainment Resorts Holdings, L.P.

Trump Entertainment Resorts Funding, Inc.

1000 Boardwalk at Virginia

Atlantic City, New Jersey 08401

Attention: General Counsel

Facsimile No.: (        )     -

If to the Trustee:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Corporate Trust Administration

Facsimile No.: (651) 495-8097

The Issuers or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03.	Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 13.04.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.05.	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.

Section 13.06.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07.	No Personal Liability of Directors, Officers, Employees and Stockholders.

No direct or indirect stockholder, partner, member, employee, officer, director or Partner, as such, past, present or future, of either of the Issuers, any Guarantor or any successor entity shall have any personal liability in respect of the obligations of the Issuers or any Guarantor under the Indenture or the Notes or the Guarantees by reason of his, her or its status as such stockholder, partner, member, employee, officer, director or Partner, except to the extent such Person is an Issuer or a Guarantor.

Section 13.08.	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person (other than the Notes and the Guarantees). Any such indenture, loan or debt agreement (other than the Notes and the Guarantees) may not be used to interpret this Indenture.

Section 13.10.	Successors.

All covenants and agreements of the Issuers in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11.	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13.	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of May 20, 2005

ISSUERS:

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By: Trump Entertainment Resorts, Inc., its general partner

By:	/S/ JOHN P. BURKE
Name: John P. Burke
Title: Executive Vice President and Corporate Treasurer

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:	/S/ JOHN P. BURKE
Name: John P. Burke
Title: Corporate Treasurer

GUARANTORS:

TRUMP MARINA ASSOCIATES, LLC

By:	/S/ JOHN P. BURKE
Name: John P. Burke
Title: Vice President and Treasurer

TRUMP INDIANA REALTY LLC

By:	/S/ JOHN P. BURKE
Name: John P. Burke
Title: Executive Vice President and Corporate Treasurer

TRUMP PLAZA ASSOCIATES, LLC

By:	/S/ JOHN P. BURKE

	Name:	John P. Burke
	Title:	Treasurer

TRUMP TAJ MAHAL ASSOCIATES, LLC

By:	/S/ JOHN P. BURKE

	Name:	John P. Burke
	Title:	Corporate Treasurer

TRUMP INDIANA, INC.

By:	/S/ JOHN P. BURKE

	Name:	John P. Burke
	Title:	Treasurer

TRUMP ENTERTAINMENT RESORTS DEVELOPMENT COMPANY, LLC

By:	/S/ JOHN P. BURKE

	Name:	John P. Burke
	Title:	Executive Vice President and Corporate Treasurer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/S/ RICHARD H. PROKOSH
	Name:	Richard H. Prokosh
	Title:	Vice President